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                                                                     EXHIBIT 2.2



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                          SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               PROXIM CORPORATION

                                       AND

                           THE PURCHASERS NAMED HEREIN



                           DATED AS OF JUNE 16, 2002

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               This SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of the 16th day of June 2002 by and among Proxim Corporation, a Delaware corporation with its principal office at 935 Stewart Drive, Sunnyvale, CA 94085 (the "Company"), and each of the purchasers named in EXHIBIT A attached hereto (each, a "Purchaser" and collectively, the "Purchasers").

               WHEREAS, the Company has authorized the issuance of (i) up to 3,000,000 shares of its Series A Convertible Preferred Stock (the "Preferred Stock"), which shares are, or will be, upon issuance, convertible into authorized but unissued shares of class A common stock, $.01 par value per share, of the Company (the "Common Stock"), and (ii) warrants to purchase 12,271,345 shares of Common Stock (the "Warrants");

               WHEREAS, the Company seeks financing to fund the Acquisition (as defined below); and

               WHEREAS, the Company desires to issue and sell to the Purchasers pursuant to this Agreement, and the Purchasers, severally, desire to purchase from the Company (i) the number of shares of Preferred Stock as is set forth opposite its respective name in EXHIBIT A hereto, (ii) Warrants to purchase the number of shares of Common Stock as is set forth opposite its respective name in EXHIBIT A hereto and (iii) the aggregate principal amount of senior convertible promissory notes as is set forth opposite its respective name in EXHIBIT A hereto;

        NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

               1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

               1.1. "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

               1.2. "Code" means the Internal Revenue Code of 1986, as amended.

               1.3. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

               1.4. "Disclosure Documents" means the Company's Registration Statement on Form S-4, filed on February 25, 2002, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, any Current Reports on Form 8-K filed by the Company on or after March 31, 2002, and the Company's
Schedule 14A Proxy Statement for its Annual Meeting of Stockholders, dated May 14, 2002, together in each case with any documents incorporated by reference therein or exhibits thereto.

               1.5. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

               1.6. "Material Adverse Change" means any change, event or occurrence which, individually or in the aggregate, has had a material adverse effect on, or a material adverse change in, (i) the business, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, that had the effect of reducing revenues or net income of the Company and its subsidiaries, taken as a whole, by more than $15 million in any quarter compared to published financial statements (if publicly announced) or consensus analysts estimates (in the case of a quarter for which financial results have not yet been publicly announced) and that was not disclosed in any Disclosure Document filed on or prior to the date hereof or
(ii) the ability of the Company to perform its obligations under this Agreement, in each case other than any change, event or occurrence (a) resulting from conditions in the United States or foreign economies or securities markets in general or any change in the Company's stock price, (b) resulting from conditions in the industry in which the Company operates in general, except to the extent that the Company is disproportionately affected thereby, (c) resulting from the public announcement of the transactions contemplated by this Agreement, (d) arising out of or resulting from actions of the Purchasers in connection with this Agreement or (e) that may constitute a material adverse change (or similar effect) under the Orinoco Agreement, whether or not waived by the Company.

               1.7. "Material Adverse Effect" means, collectively, a material adverse effect on, or a material adverse change in, or group of such effects on or changes in, (i) the business, operations, financial condition, results of operations, assets or liabilities of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement, in each case other than any change, event or occurrence (a) resulting from conditions in the United States or foreign economies or securities markets in general or any change in the Company's stock price, (b) resulting from conditions in the industry in which the Company operates in general, except to the extent that the Company is disproportionately affected thereby, (c) resulting from the public announcement of the transactions contemplated by this Agreement, or (d) arising out of or resulting from actions of the Purchasers in connection with this Agreement

               1.8. "Note" means one or more senior convertible promissory note(s) containing the same terms and conditions, and with the same conversion features, as set forth in the form of note attached hereto as EXHIBIT B.

               1.9. "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association or joint venture.

               1.10. "Plans" shall mean employee benefit plans as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for


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disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is obligated to contribute for Employees or individuals other than Employees who at any time prior to the date of this Agreement performed services as an Employee primarily for the Company ("Former Employees").

               1.11. "SEC" shall mean the Securities and Exchange Commission.

               1.12. "Securities" shall mean the Shares, the Notes, the Warrants, shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants and shares of Preferred Stock issuable upon conversion of the Notes; provided, that for purposes of Section 7 (other than Section 7.1 and 7.2) "Securities" shall not include the Notes.

               1.13. "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

               1.14. "Shares" shall mean the shares of Series A Convertible Preferred Stock issued pursuant to this Agreement.

               1.15. "Tax Returns" shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

               1.16. "Taxes" shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

               1.17. "Warburg" shall refer to Warburg Pincus Private Equity VIII, L.P. and its Affiliates.

               2. Authorization, Purchase and Sale of Shares and Warrants.

               2.1. Authorization of Securities. The Company has, or on or before the Initial Closing Date (as defined below) will have, (i) authorized and created a series of its preferred stock consisting of 3,000,000 shares of Preferred Stock, par value $.01 per share, designated as its "Series A Convertible Preferred Stock," (ii) authorized the Notes, (iii) authorized the Warrants, (iv) authorized the issuance of the shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants and (v) authorized the issuance of the shares of Preferred Stock issuable upon conversion of the Notes. The terms, limitations and relative rights


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and preferences of the Preferred Stock are set forth in a Certificate of
Designations, Number, Preferences and Rights of Series A Convertible Preferred Stock of the Company, which will have been filed on or before the Initial Closing Date with the Secretary of State of the State of Delaware and a copy of which is attached hereto as EXHIBIT C (the "Certificate of Designation").

               2.2.   Purchase and Sale of Preferred Stock and Notes.

               (a) Subject to and upon the terms and conditions set forth in this Agreement, at the Initial Closing (as defined below), the Company shall issue and sell to each Purchaser, and each Purchaser, severally, shall purchase from the Company (i) the total number of Shares set forth opposite the name of such Purchaser under the heading "No. of Shares of Series A Convertible Preferred Stock to be Purchased" on EXHIBIT A hereto, at a purchase price of $25.00 per share and (ii) the aggregate principal amount of Notes set forth opposite the name of such Purchaser under the heading "Principal Amount of Notes to be Purchased" on EXHIBIT A hereto, at a purchase price equal to the principal amount of Notes purchased.

               (b) Subject to and upon the terms and conditions set forth in this Agreement, at the Second Closing (as defined below) the Company shall issue the shares of Preferred Stock issuable upon conversion of the Notes in accordance with the terms of the Notes.

               2.3. Issuance of Warrants. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue to each Purchaser, as part of its inducement to purchase the Shares and Notes being purchased by such
Purchaser: (i) at the Initial Closing, a Warrant entitling it to purchase the number of shares of Common Stock as set forth opposite its name under the heading "Initial Closing Warrant Coverage" on EXHIBIT A hereto and (ii) at the Second Closing, a Warrant entitling it to purchase the number of shares of Common Stock as set forth opposite its name under the heading "Second Closing Warrant Coverage" on EXHIBIT A hereto, each with an exercise price of $3.0559 per share (subject to adjustment as provided therein). The Warrants shall contain the same terms and conditions and have the same exercise features as are set forth in the form of Warrant attached hereto as EXHIBIT D.

               2.4. Closing.

               (a) The initial closing (the "Initial Closing") shall take place at the offices of Simpson Thacher & Bartlett, 3330 Hillview Avenue, Palo Alto, CA on the date the Acquisition (as defined below) is scheduled to occur or such other date mutually agreed to by the Company and the Purchasers (the "Initial Closing Date"). At the Initial Closing, the Company shall deliver to each Purchaser (i) a certificate for the number of Shares being purchased by it at the Initial Closing as set forth on EXHIBIT A hereto, registered in the name of such Purchaser, (ii) one or more Note(s) in the principal amount as set forth opposite such Purchaser's name on EXHIBIT A hereto and (iii) a Warrant representing the right to purchase the number of shares of Common Stock as set forth opposite its name under the heading "Initial Closing Warrant Coverage" on EXHIBIT A hereto, against payment to the Company of the purchase price therefor set forth opposite the name of such Purchaser on EXHIBIT A hereto under the caption "Purchase Price Payable at the Initial Closing" by wire transfer to the Company of immediately available funds.


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               (b) The second closing (the "Second Closing") shall take place at the offices of Simpson Thacher & Bartlett, 3330 Hillview Avenue, Palo Alto, CA on the first business day following the date of the special meeting of stockholders of the Company (the "Special Meeting") approving the issuance of
(i) the shares of Preferred Stock issuable upon conversion of the Notes in accordance with the terms of the Notes and (ii) the additional Warrants to be issued at the Second Closing as provided herein. At the Second Closing, the Company shall deliver to each Purchaser (i) a certificate for the number of shares of Preferred Stock issuable upon conversion of the Notes held by such Purchaser and (ii) a Warrant representing the right to purchase the number of shares of Common Stock as set forth opposite its name under the heading "Second Closing Warrant Coverage" on EXHIBIT A hereto. The Initial Closing and the
Second Closing are collectively referred to as the "Closings." If at the Special Meeting the stockholders of the Company do not approve the issuance of the shares of Preferred Stock issuable upon conversion of the Notes and the issuance of the additional Warrants to be issued at the Second Closing then no Second Closing shall occur and the Notes shall remain outstanding in accordance with their terms.

               2.5. Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares, the Notes and the Warrants to finance (i) the acquisition (the "Acquisition") of the wireless Local Area Network operations of Agere Systems, Inc. ("Agere") currently known as ORiNOCO, all as provided in that certain Asset Purchase Agreement by and between Agere and the Company, dated as of even date herewith (the "Orinoco Agreement"), (ii) the payment of fees and expenses related to the Acquisition and this Agreement and (iii) working capital requirements of the Company.

               3. Representations and Warranties of the Company. Except as set forth in the Disclosure Documents or in a corresponding numbered section of the disclosure schedule delivered to each Purchaser prior to the execution of this Agreement (the "Disclosure Schedule"), the Company hereby represents and warrants to each of the Purchasers as follows:

               3.1. Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company has all requisite corporate power and authority to carry on its business as now conducted.

               3.2. Subsidiaries. The Company has no material subsidiaries and no material interests or investments in any partnership, trust or other entity or organization. Each subsidiary of the Company that is a corporation has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where such failure to so qualify or register would not be reasonably likely to have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of any mortgage, pledge,


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lien, encumbrance, security interest, claim or equity, other than any of the foregoing pledged pursuant to the Security Agreement, dated November 1, 1999, by and between the Company and Credit Suisse First Boston (the "Security Agreement").

               3.3.   Capitalization.

               (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, 100,000,000 shares of class B common stock, par value $.01 per share (the "Class B Common Stock") and 25,000,000 shares of undesignated preferred stock, par value $.01 per share. As of the date of this Agreement, there are no shares of Class B Common Stock or Preferred Stock issued and outstanding. The number of outstanding shares of Common Stock as of June 14, 2002 was 119,143,217 and the total number of shares of Common Stock issuable pursuant to stock options outstanding at June 14, 2002 was 33,621,083. All such shares of Common Stock have been duly authorized, and all such issued and outstanding shares of Common Stock have been validly issued, are fully paid and nonassessable. No such outstanding shares of Common Stock were issued in violation of any preemptive rights, "poison pill" provisions, rights of first offer or refusal or similar rights.

               (b) Except for the issuance of shares of Common Stock pursuant to the exercise of outstanding options granted pursuant to the Company's option plans or pursuant to the exercise of warrants to purchase shares of Common Stock, including any such options granted after March 31, 2002, the Company has not issued any capital stock since March 31, 2002, except as contemplated by this Agreement. Except as set forth in or contemplated by the Disclosure Documents or this Agreement, and except for the issuance of options to purchase shares of the Company's Common Stock pursuant to the Company's option plans, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

               3.4. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Securities and the filing of the Certificate of Designation, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken, other than the approvals contemplated at the Special Meeting. When executed and delivered by the Company, this Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. The Board of Directors of the Company (the "Board of Directors") has taken all action necessary to render inapplicable, as it relates to Warburg, the provisions of Section 203 of the General Corporation Law of the State of


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Delaware. At or prior to the Initial Closing, the Company will have reserved for issuance (i) the shares of Common Stock initially issuable upon conversion of the Shares and exercise of the Warrants and (ii) the shares of Preferred Stock initially issuable upon conversion of the Notes.

               3.5. Valid Issuance.

               (a) The Shares being purchased by the Purchasers hereunder will, upon issuance pursuant to the terms hereof and upon payment therefor, be duly authorized and validly issued, fully paid and non-assessable shares of Preferred Stock, free of preemptive or similar rights. Upon their issuance in accordance with the terms of the Preferred Stock or Warrants, as the case may be, the shares of Common Stock issued upon conversion of the Shares or exercise of the Warrants, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, free of all preemptive or similar rights. Upon their issuance in accordance with the terms of the Notes, the shares of Preferred Stock issued upon conversion of the Notes will be duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, free of all preemptive or similar rights.

               (b) Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the Securities will be issued to the Purchasers in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States. The Company is eligible to file as of the date hereof a registration statement on Form S-3 under the Securities Act and is current in its filings with the SEC under Section 13(a) of the Exchange Act.

               3.6. Financial Statements. The financial statements of the Company included in the Disclosure Documents (collectively, the "Financial Statements") present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. The Financial Statements fairly present the consolidated financial position of the Company at the dates thereof and the consolidated results of operations for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the period therein specified (except in the case of quarterly financial statements for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments which, individually, and in the aggregate are not expected to be material).

               3.7. Absence of Certain Changes. Since December 29, 2001, the Company and its subsidiaries have conducted their business only in the ordinary course of such business consistent with past practice and there has not been (i) any Material Adverse Effect, (ii) any material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its subsidiaries, other than (a) Commitments in the ordinary course of business, (b) this Agreement and (c) the Orinoco Agreement and any other Commitments contemplated thereby, (iii) any action taken which, if taken after the date hereof, would constitute a material breach of any provision or covenant herein, or (iv) any material change in the Company's accounting principles, practices or methods other than as required by concurrent changes in GAAP.


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               3.8. Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company's knowledge, threatened by or before any governmental body against the Company in which an unfavorable outcome, ruling or finding in any said matter, or for all such matters taken as a whole, would reasonably be expected to have a Material Adverse Effect. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or seeks to delay or prevent the consummation of the transactions contemplated hereunder or the right of the Company to execute, deliver and perform under same. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No action, suit, proceeding, claim, investigation or inquiry by the Company or any subsidiary is currently pending nor does the Company intend to initiate any action, suit, proceeding, claim, investigation or inquiry, in each case, that if resolved in a manner adverse to the Company, is reasonably likely to have a Material Adverse Effect.

               3.9. Intellectual Property. (i) The Company owns or possesses sufficient rights to use all (A) material patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions; (B) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal or common-law equivalents of any of the foregoing; (C) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (D) industrial design rights, and all registrations and applications therefor; (E) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (F) rights in domain names and domain name reservations; (G) rights in trade secrets, proprietary information and know-how (collectively with all licenses and other agreements providing Company with the right to use any item of the type referred to in clauses (A) through (G), "Intellectual Property") that are necessary for the conduct of its business as now conducted except where the failure to currently own or possess would not have a Material Adverse Effect; (ii) the Intellectual Property is valid, subsisting, in proper form and enforceable and all renewal fees and other maintenance fees have been paid;
(iii) the Company is in material compliance with all contractual obligations relating to the use and protection of such of the Intellectual Property as is used pursuant to license or other agreement; (iv) to the knowledge of the Company there is no present or former employee, officer or director of Company or agent or outside contractor that holds or claims any material right, title or interest, directly or indirectly, in or to any Intellectual Property; and (v) to the Company's knowledge, the present business activities and products of the Company have not and do not infringe any known intellectual property or other proprietary rights of any third party, the Company is not making unauthorized use of any confidential information or trade secrets of any third party, the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect.

               3.10. Disclosure Documents. The information contained or incorporated by reference in the Disclosure Documents was true and correct in all material respects as of the respective dates of the filing thereof with the SEC; and, as of such respective dates, the Disclosure Documents did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated or superseded by any report subsequently filed by the Company with the SEC. The Company is not party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit to any Disclosure Document that was not so filed, other than this Agreement and the Orinoco Agreement.

               3.11. Books and Records. The minute books and other records of the Company and its subsidiaries contain in all material respects accurate records of all Company board, committee and stockholders' meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees thereof of the Company and its subsidiaries and all actions of the directors of the Company's subsidiaries, in each case since January 1, 2001.

               3.12. Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein, other than (i) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the regulations promulgated thereunder, (ii) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, have been obtained and will be effective as of the Initial Closing Date, other than such filings required to be made after the Initial Closing under applicable federal and state securities laws and (iii) other than any of the foregoing, the failure to make or obtain will not have a Material Adverse Effect. Except for the approvals contemplated at the Special Meeting, the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein do not require the approval of the Company stockholders.

               3.13. No Conflict. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

               3.14. Brokers or Finders. Other than with respect to Credit Suisse First Boston and Broadview International, LLC, the fees of which will be borne by the Company, the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

               3.15. Nasdaq National Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq National Market ("Nasdaq"), and, except as contemplated by this Agreement, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the

Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the SEC or the NASD, Inc. is contemplating terminating such registration or listing.

               3.16. No Manipulation of Stock. The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

               3.17. Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for the Shares and Warrants will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

               3.18. Title to Property and Assets. The Company and each of its subsidiaries owns or possesses the necessary right to use or title to all properties, assets, licenses, permits and the like required to operate its business as currently operated, except for such properties, assets, licenses, permits and the like, the absence of which would not result in a Material Adverse Effect. The properties and assets of the Company and each of its subsidiaries owned by them are owned free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except (i) for statutory liens for the payment of current taxes that are not yet delinquent,
(ii) liens arising under the Security Agreement and (iii) liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect impair the properties and assets of the Company and its subsidiaries. With respect to the property and assets it leases, the Company and each of its subsidiaries is in compliance with such leases in all material respects.

               3.19. Labor Relations. Neither the Company nor its subsidiaries is party to any collective bargaining agreement covering any individual who performs services as an employee primarily for the Company or any of its subsidiaries (including such persons who are on an approved leave of absence, vacation, short-term disability or otherwise treated as an active employee of the Company or any of its subsidiaries, "Employees"), and there are no controversies or unfair labor practice proceedings pending or, to the Company's knowledge, threatened between the Company or any of its subsidiaries and any of their current or former Employees or any labor or other collective bargaining unit representing any current or former Employee of the Company or any of its subsidiaries that would reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect. To the Company's knowledge, no organizational effort is presently being made or, to the Company's knowledge, threatened by or on behalf of any labor union.

               3.20. Employee Benefits.

               (a) Neither the Company nor any trade or business (whether or not incorporated) which has been under common control or treated as a single employer with the Company under Section 414(b), (c) or (m) of the Code (an "ERISA Affiliate") has incurred, or is reasonably likely to incur, any liability under Title IV of ERISA or Section 412 of the Code and none of the Plans is a Multiemployer Plan, as defined in Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate has incurred any liability resulting from a complete or partial withdrawal from any Multiemployer Plan, and none of them has incurred, or is reasonably likely to incur, any liability due to the termination or reorganization of a Multiemployer Plan which has not been satisfied in full, and to the Company's knowledge, no event has occurred that would subject the Company or any ERISA Affiliate to any such liability.

               (b) Each Plan has been administered in material compliance with its terms, and other applicable laws, rules and regulations including, without limitation, the provisions of ERISA and the Code, and there are no material pending or, to Company's knowledge, threatened claims by, on behalf of or involving any plan administrator or any plan trustee (other than routine claims for benefits).

               (c) No "prohibited transaction" within the meaning of Section 4975 of the Code has occurred with respect to any Plan.

               (d) Each Plan that is intended to qualify under Section 401(a) of the Code does so qualify.

               (e) Except as set forth on Schedule 3.20 of the Disclosure Schedule or as may be required under Section 4980B of the Code, or Section 601 of ERISA, neither the Company nor any of its subsidiaries has any liability for post-retirement medical or life insurance benefits or coverage for any Employee or Former Employee or any dependent of any such Employee or Former Employee.

               (f) The consummation of the transactions contemplated hereby will not result in any increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by the Company to or in respect of any Employee or Former Employee or the beneficiary or dependent of any such Employee or Former Employee under any Plan.

               (g) Except as set forth on Schedule 3.20 of the Disclosure Schedule, no amount payable by the Company or any of its subsidiaries to any Employee or Former Employee will fail to be deductible for Federal income tax purposes by reason of Section 162(m) or 280G of the Code.

               (h) All employee benefits practices or arrangements which are maintained by the Company or any of its subsidiaries for the benefit of their non-United States Employees or United States Employees located in a foreign jurisdiction (collectively, the "Foreign Plans") have been maintained in all material respects in accordance with the applicable laws of such foreign jurisdiction, and all Foreign Plans required to be registered with any governmental agency have been registered and have been maintained in good standing with such governmental agency.

               3.21.  Environmental Matters.

               (a) Except as would not reasonably be likely to result in a material liability to the Company, no underground storage tanks and no amount of any substance that has been designated by any governmental agency or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding routine quantities of office and janitorial supplies (a "Hazardous Material"), are present as a result of the actions of the Company, or, to the Company's knowledge, as a result of the actions of a third party, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries currently owns, operates, occupies or leases, or to the Company's knowledge, has at any time owned, operated, occupied or leased.

               (b) Except as would not reasonably be likely to result in a material liability to the Company (in any individual case or in the aggregate), neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of or arranged for the disposal of, released or exposed its employees or others to Hazardous Materials in violation of any federal, state or local law, rule, regulation, treaty or statute in effect before the Initial Closing Date related to protection of human health, safety, and the environment, including natural resources (collectively, "Environmental Laws"), or in a manner that would likely result in any material liability to the Company.

               (c) Except as would not reasonably be likely to result in a material liability to the Company, the Company and its subsidiaries currently hold and are in compliance with all approvals, permits, licenses, clearances and consents required under Environmental Laws for the conduct of the Company's and its subsidiaries' businesses as currently being conducted.

               (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened alleging that the Company and its subsidiaries are in violation of or liable under any Environmental Law.

               (e) To the Company's knowledge, there are no material expenditures required to maintain or achieve compliance with all applicable Environmental Laws.

               3.22. Taxes.

               (a) Except as otherwise disclosed in Schedule 3.22, (i) the Company has filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to the Company and all Taxes shown to be due on such Tax Returns have been paid; (ii) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing; or
(iii) any liability of the Company for Taxes not yet due and payable, or which are being contested in good faith, in each case as of December 31, 2001, has been accrued or reserved for on the financial statements of the Company in accordance with GAAP. Since December 31, 2001, the Company has not incurred any material Taxes other than in the ordinary course of business.

               (b) No current or former subsidiary of the Company has ever been a member of any "affiliated group" (within the meaning of Section 1504(a) of the Code) included in any consolidated federal income Tax Return filed with the Internal Revenue Service other than an affiliated group of which the Company is the common parent.

               3.23. Insurance. All insurance policies carried by, or covering the Company's properties are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due on such policies have been paid in a timely manner and the Company has complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is provided by insurers that, to the knowledge of the Company, are solvent and is in such amount and types of coverage which are adequate and customary for the industries in which the Company operates.

               3.24. General Solicitation; No Integration. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Shares, the Notes and the Warrants. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Shares, the Notes and Warrants sold pursuant to this Agreement.

               3.25. Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain assets accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               3.26. By-Laws. The Company's By-Laws provide that all matters submitted to a meeting of stockholders, including the vote relating to the issuance of the shares of Preferred Stock on conversion of the Notes and the issuance of the Warrants to be issued at the Second Closing, shall require the affirmative vote of a majority of the total number of votes cast, present in person or by proxy.

               3.27. Credit Agreement. As of the date hereof, there are no amounts outstanding under the Credit Agreement, dated November 1, 1999, by and between the Company and Credit Suisse First Boston.

               4. Representations and Warranties of Each Purchaser. Each Purchaser, severally for itself and not jointly with the other Purchasers, represents and warrants to the Company as follows:

               4.1. Organization. Each Purchaser, if it is a legal entity, is duly and validly existing under the jurisdiction of its organization.

               4.2. Authorization. All action on the part of such Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Such Purchaser has all requisite power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

               4.3. Purchase Entirely for Own Account Etc. Such Purchaser is acquiring the Securities for its own account, and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act. Except as contemplated by this Agreement, such Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities. Such Purchaser, if it is a legal entity, has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities.

               4.4. Investor Status; Etc. Such Purchaser certifies and represents to the Company that at the time such Purchaser acquires any of the Shares, the Notes or Warrants, such Purchaser will be an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Shares, the Notes or Warrants for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

               4.5. Securities Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

               4.6. No Conflict. The execution and delivery of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

               4.7. Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

               4.8. Consents. Except in connection with the HSR Act, all consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and will be effective as of the Initial Closing Date.

               4.9. No Manipulation of Stock. The Purchasers have not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

               5. Covenants.

               5.1. HSR Act Filings. The Company and each Purchaser shall file with the proper authorities all forms and other documents necessary to be filed pursuant to the HSR Act, and the regulations promulgated thereunder, as promptly as possible and shall cooperate with the each other in promptly producing such additional information as those authorities may reasonably require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with statutory requirements of the Federal Trade Commission or the Department of Justice. The Company and each Purchaser shall pay the filing fee associated with its respective filing of the HSR Act notification.

               5.2. Other Governmental Approvals. As soon as practicable after the execution of this Agreement, the Company and each Purchaser shall file all applications and reports and take such other action (in addition to filings required under the HSR Act) which is reasonably required to be taken or filed with any governmental authority in connection with the transactions contemplated by this Agreement. The Company and each Purchaser shall give all additional notices to third parties and take other action reasonably required to be or taken by it under any authorization, lease, note, mortgage, indenture, agreement or other instrument or any law, rule, regulation, demand or court or administrative order in connection with the transactions contemplated by this Agreement.

               5.3. Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, taking any action to facilitate the filing any document or the taking of any action to assist the other parties hereto in complying with the terms of Sections 5.1 and 5.2 hereof.

               5.4. Board Designee; Board Observer.

               (a) As provided in Section 9(e) of the Certificate of Designation, Warburg shall be able to appoint one director (the "Board Designee") to the Board of Directors. Notwithstanding anything to the contrary in Section 9(e) of the Certificate of Designation, if the NASD, Inc. approves the Board Designee's appointment to the Board of Directors prior to the

Special Meeting, then Warburg shall have the right to appoint the Board Designee to the Board of Directors at such time.

               (b) In addition to the Board Designee, Warburg shall have the right to have one observer (the "Board Observer") attend meetings of the Board of Directors immediately upon the Initial Closing and for so long as Warburg has the right to designate the Board Designee pursuant to Section 9(e) of the Certificate of Designation.

               (c) Warburg hereby designates Larry Bettino as the initial Board Designee to commence his term in accordance with Section 9(e) of the Certificate of Designation and Section 5.4(a) hereof.

               (d) For so long as Warburg has the right to designate the Board Designee pursuant to Section 9(e) of the Certificate of Designation, the Board Designee and the Board Observer shall each receive a copy of all materials distributed to the Board of Directors, whether provided to directors in advance of, during or after any meeting of the applicable Board of Directors, regardless of whether the Board Designee or the Board Observer shall be in attendance at any such meeting, provided, however; that the Company has the right to withhold any information from the Board Observer and to exclude the Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could:

               (i) in the reasonable judgment of the Company's outside counsel, adversely affect the attorney-client privilege between the Company and its counsel;

               (ii) cause the Board of Directors to breach its fiduciary duties; or

               (iii) result in a conflict between the interests of the Company, on the one hand, and those of the Board Observer or any of its affiliates, on the other hand.

The Company will use its reasonable best efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary set forth in the preceding sentence.

               (e) The Board Designee and the Board Observers shall be reimbursed for out-of-pocket expenses incurred in connection with participation as a member or observer, as the case may be, of the Board of Directors in a manner consistent with the Company's policies for reimbursing other outside members of the Board of Directors. In addition, the Board Designee shall be entitled to the same compensation paid to other outside members of the Board of Directors in his or her capacity as a director, which compensation shall be assignable to Warburg.

               5.5. Covenant Pending Each Closing. Between the date of this Agreement and the date of each Closing, the Company will promptly advise each Purchaser of any action or event of which it becomes aware which has the effect of making incorrect, in any material respect, any of the Company's representations or warranties or which has the effect of rendering any of the Company's covenants incapable of performance.

               5.6. Proxy Statement. The Company shall use its reasonable best efforts to prepare and file with the SEC, as promptly as practicable after the date hereof but in no event later than 30 days after the Initial Closing, preliminary proxy materials with respect to a meeting of the stockholders for the purpose of approving the issuance of shares of Preferred Stock upon conversion of the Notes in accordance with the terms of the Notes and the issuance of the Warrants to be issued at the Second Closing as contemplated by this Agreement. Thereafter, the Company shall as promptly as possible file with the SEC the definitive proxy statement and acting through its Board of Directors, (i) call a Special Meeting to be held at the earliest practicable date but in no event later than 45 days after the earlier of (x) receiving notification that the SEC is not reviewing the preliminary proxy materials and
(y) the conclusion of any SEC review of the preliminary proxy materials, for the sole purpose of voting upon the approval of the issuance of shares of Preferred Stock upon conversion of the Notes in accordance with the terms of the Notes and the issuance of the Warrants to be issued at the Second Closing as contemplated by this Agreement and (ii) include in the proxy statement the recommendation of its Board of Directors that holders of the Common Stock approve such issuances referred to in clause (i) above; provided, however, that the Board of Directors may withdraw or adversely modify their recommendation of the issuances referred to in clause (i) above if the Board of Directors determines in good faith (after consultation with its financial advisors and legal counsel) that from a financial point of view to the stockholders of the Company, based solely on facts or conditions arising after the date hereof, that the issuances referred to in clause (i) above are not in the best interests of the Company's stockholders. In the event that the Board of Directors withdraws or adversely modifies its recommendation of the issuances referred to in clause (i) above, the Company will pay to the Purchasers (based on their pro rata percentage of the aggregate Purchase Price) in immediately available funds an amount in cash as liquidated damages equal to five percent (5%) of the aggregate principal amount of the Notes issued hereunder, payable within two (2) business days of such withdrawal or modification. Neither prior to nor at the Special Meeting shall the Company put forth any matter, other than those matters relating to transactions expressly contemplated by this Agreement, to the holders of Common Stock for their approval without the prior written consent of Warburg.

               5.7. Subscription Right.

               (a) If at any time after the date hereof, and for so long as a Purchaser Beneficially Owns (as defined in the Certificate of Designation) at least twenty-five percent (25%) of the shares of Common Stock issuable to such Purchaser pursuant to this Agreement (including upon conversion of the Shares and exercise of the Warrants), the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company, other than (i) shares of Common Stock issuable upon conversion of the Shares or exercise of the Warrants, (ii) shares of Preferred Stock issuable upon conversion of the Notes,
(iii) the Warrants to be issued at the Second Closing, (iv) shares of Common Stock issued to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act with anticipated gross proceeds to the Company of at least $20 million, (v) shares of Common Stock issued in connection with bona fide acquisitions, mergers, joint venture or similar transactions, the terms of which are approved by the Board of Directors,
(vi) shares of Common Stock issued pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of the employees of the Company or its subsidiaries, duly adopted by the Board of Directors, or (vii) pursuant to the terms of this Agreement, then, as to each Purchaser, the Company shall:

               (i) give written notice to such Purchaser (no less than ten (10) business days prior to the closing of such issuance) setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such securities proposed to be issued; and
(D) such other information as such Purchaser may reasonably request in order to evaluate the proposed issuance; and

               (ii) offer to issue and sell to such Purchaser, on such terms as the Proposed Securities are issued and upon full payment by such Purchaser, a portion of the Proposed Securities equal to a percentage determined by dividing
(A) the number of shares of Common Stock beneficially owned such Purchaser (within the meaning of Rule 13d-3 under the Exchange Act) by (B) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock issuable upon conversion or exercise in full of any convertible or exercisable securities (other than employee stock options) then outstanding.

               (b) Each Purchaser must exercise its purchase rights hereunder within ten (10) business days after receipt of such notice from the Company. To the extent that the Company offers two or more securities in units, each Purchaser must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right.

               (c) Upon the expiration of the 10-day offering period described above, the Company will be free to sell such Proposed Securities that the Purchasers have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Proposed Securities offered or sold by the Company after such 90 day period must be reoffered to the Purchasers pursuant to this Section 5.7.

               (d) The election by any Purchaser not to exercise its subscription rights under this Section 5.7 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving each Purchaser the rights described in this Section 5.7 shall be void and of no force and effect.

               5.8. Standstill. For as long as the Purchasers and each subsidiary or other controlled affiliate of the Purchasers (the "Purchaser Group") collectively Beneficially Own (as defined in the Certificate of Designation) twenty-five percent (25%) or more of the shares of the Common Stock issuable to them pursuant to this Agreement (including upon conversion of shares of Series A Preferred Stock and exercise of the Warrants), no member of the Purchaser

Group shall, without the prior written consent of a majority of the members of the Board of Directors who are not affiliated with the Purchaser Group:

               (a) acquire, seek to acquire, propose, offer or agree to acquire, directly or indirectly, by purchase or otherwise, any shares of Common Stock (or options or warrants to acquire, or securities convertible into or exchangeable for, shares of Common Stock) if, as a result of such acquisition, the Purchaser Group would in the aggregate Beneficially Own, or, with the passage of time, would have the right to Beneficially Own, more than 40% of the then-outstanding shares of Common Stock;

               (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

               (c) make any public announcement with respect to any transaction or proposed or contemplated transaction between the Company or any of its security holders and Purchaser Group, including, without limitation, any tender or exchange offer, merger or other business combination or acquisition of a material portion of the assets of the Company;

               (d) except as otherwise permitted by Section 5.8(a), enter into or agree, offer, propose or seek to enter into, or otherwise be involved in or part of, directly or indirectly, any acquisition transaction or other business combination relating to all or any part of the Company or its subsidiaries or any acquisition transaction for all or part of the assets of the Company or any subsidiary of the Company or any of their respective businesses;

               (e) except among any Purchaser and it subsidiaries and/or controlled affiliates, form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company or any of its subsidiaries;

               (f) seek or propose, alone or in concert with others, to influence or control the Company's management policies, other than when voting as a stockholder on matters submitted to the Company's stockholders generally, except as contemplated by Section 5.9;

               (g) except as otherwise permitted by Section 5.8(a), directly or indirectly enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing activities or propose any of such activities to any other person; or

               (h) disclose any intention, plan or arrangement inconsistent with any of the foregoing.

               5.9. Agreement to Vote. At or with respect to any election of one or more directors (including to fill any vacancy on the Board of Directors), for so long as the Purchasers are subject to Section 5.8, each Purchaser shall vote all of its shares of Common Stock and/or Series A Preferred Stock in favor of the election of any nominee to the Board of Directors whose nomination was approved by the unanimous consent of the Board of Directors, other than the Warburg Designee.

               5.10. Agreement Not to Vote. In the event a Purchaser exercises a Warrant prior to earlier of (i) the Special Meeting or (ii) December 31, 2002, such Purchaser agrees that (a) it shall not vote any shares of Common Stock received upon exercise of such Warrant at any time prior to or at the Special Meeting and (b) prior to or at the Special Meeting, such shares of Common Stock shall not be counted for determining the existence of a quorum at any meeting of the Company's stockholders, unless in either case the Company receives confirmation from the NASD, Inc. (which confirmation shall be reasonably satisfactory to the Company) that such Purchaser shall be permitted to vote such shares of Common Stock or that such shares of Common Stock may be counted for determining the existence of a quorum at a meeting of the Company's stockholders. The Purchasers agree not to transfer the Warrants or shares of Common Stock issuable upon exercise thereof to any transferee that does not agree in writing with the Company to be bound by the provisions of this Section 5.10.

               6. Conditions Precedent.

               6.1. Conditions to the Obligation of the Purchasers to Consummate the Initial Closing. The several obligations of each Purchaser to consummate the transactions to be consummated at the Initial Closing, and to purchase and pay for the Shares, Notes and Warrants being purchased by it at such Closing pursuant to this Agreement, are subject to the satisfaction of the following conditions precedent:

               (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Initial Closing Date with the same force and effect as though made on and as of the Initial Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein (i) which is qualified by application thereto by a Material Adverse Effect standard, such representation and warranty need be true and correct by application thereto only of a Material Adverse Change standard, (ii) which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects or (iii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date).

               (b) The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Initial Closing Date.

               (c) Each Purchaser shall have received a certificate, dated the Initial Closing Date, signed by each of the President and the Chief Financial Officer of the Company, certifying on behalf of the Company that the conditions specified in the foregoing Sections 6.1(a) and (b) have been fulfilled.

               (d) The purchase of and payment for the Shares, the Notes or the Warrants by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

               (e) Each Purchaser shall have received from the Company's counsel, Simpson Thacher & Bartlett, an opinion in form and substance reasonably satisfactory to the Purchasers.

               (f) The Certificate of Designation shall have been filed by the Company with the Secretary of State of the State of Delaware, and satisfactory evidence of such filing shall have been delivered to the Purchasers.

               (g) There shall not have been any Material Adverse Change.

               (h) All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

               (i) All consents and waivers identified on Schedule 6.1(i) of the Disclosure Schedule shall have been obtained.

               (j) The approval of the NASD, Inc. with respect to the transactions contemplated hereby shall have been obtained.

               (k) The Company shall have entered into the Orinoco Agreement pursuant to which the Company will consummate the Acquisition and all conditions to closing of the Acquisition shall have been satisfied or waived by the Company with the prior written consent of Warburg.

               (l) The Company and each of Ripplewood Partners, L.P., Ripplewood Employee Co-Investment Fund, L.P. and Jonathan N. Zakin, and any other Person controlled by any of foregoing parties that beneficially owns any shares of Common Stock shall have executed and delivered a counterpart signature page to the Voting Agreement, substantially in the form of EXHIBIT E hereto.

               (m) The waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchasers.

               6.2. Conditions to the Obligation of the Company to Consummate the Initial Closing. The obligation of the Company to consummate the transactions to be consummated at the Initial Closing, and to issue and sell to each Purchaser the Shares, Notes or Warrants to be purchased by it at the Initial Closing pursuant to this Agreement, is subject to the satisfaction of the following conditions precedent:

               (a) The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Initial Closing Date, with the same force and effect as though made on and as of Initial Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of such Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects).

               (b) Such Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Initial Closing Date.

               (c) The sale of the Shares, Notes and Warrants by the Company shall not be prohibited or enjoined by any law or governmental or court order or regulation.

               (d) The Certificate of Designation shall have been filed by the Company with the Secretary of State of the State of Delaware.

               (e) The waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchasers.

               (f) The Company shall have entered into the Orinoco Agreement pursuant to which the Company will consummate the Acquisition and all conditions to closing of the Acquisition shall have been satisfied or waived by the Company with the prior written consent of Warburg.

               Each Purchaser's obligations under this Section 6.2 shall be several and independent from the obligations of each other Purchaser; and the failure by any Purchaser to fulfill or comply with any of the conditions set forth in this Section 6.2 shall not affect the obligations of the Company to any other Purchaser to consummate the transactions contemplated by this Agreement.

               6.3. Conditions Precedent to the Second Closing. The Second Closing shall be subject to the condition precedent that the Company's stockholders shall have approved the issuance of shares of Preferred Stock issuable upon conversion of the Notes in accordance with the terms of the Notes and the issuance of the Warrants to be issued at the Second Closing pursuant to the terms of this Agreement.

               7. Registration of the Securities; Compliance with the Securities Act.

               7.1. Securities Law Transfer Restrictions. No Purchaser shall sell, assign, pledge, transfer or otherwise dispose or encumber any of the Securities being purchased by it hereunder, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. The Company shall not register any transfer of the Securities in violation of this Section 7.1. The Company may, and may instruct any transfer agent for the Company to, place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 7.1. Notwithstanding the foregoing, the Notes shall not be transferable without the prior written consent of the Company, except for transfers to Affiliates of the Purchasers that agree not to further transfer the Notes.

               7.2. Legends. Each certificate representing any of the Securities shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

"THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [NOTE], [WARRANT] [AND THE SECURITIES ISSUABLE UPON ITS CONVERSION] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE

COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS."

               7.3. Registration Procedures and Other Matters. The Company shall:

               (a) subject to receipt of necessary information from each Purchaser for inclusion in such filing, prepare and file with the SEC, within 180 days after the Initial Closing, a registration statement on Form S-3 (the "Registration Statement") covering the Securities held by each Purchaser, or the Holders (defined in Section 7.4 below), from time to time, in compliance with the Securities Act;

               (b) use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable after filing, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;

               (c) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement continuously effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Holder's Securities, the earlier of (i) the date on which each Holder may sell all Securities then held by such Holder without restriction by the volume limitations of Rule 144(e) of the Securities Act or
(ii) such time as all Securities purchased by such Holder have been sold pursuant to a registration statement or are otherwise freely tradeable;

               (d) furnish to each Holder with respect to the Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Securities by such Holder; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to such Holder shall be subject to the receipt by the Company of reasonable assurances from such Holder that such Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

               (e) file documents required of the Company for normal blue sky clearance in states specified in writing by each Holder and use its reasonable best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.3(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

               (f) bear all expenses in connection with the procedures in this
Section 7.3 and the registration of the Securities pursuant to the Registration Statement (provided that the

Holders shall bear the cost of all underwriting discounts and selling commissions and similar fees applicable to the sale of Securities and all fees and expenses of legal counsel for any Holder and all transfer taxes);

               (g) advise each Holder promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

               (h) use its reasonable best efforts to cause the Common Stock underlying the Shares and the Warrants to be listed on the Nasdaq National Market in connection with the filing of the Registration Statement.

               Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Securities.

               7.4. Transfer of Securities; Suspension.

               (a) Each Purchaser agrees that in case of any disposition of its Securities not made pursuant to the Registration Statement to (i) a third party who agrees to be bound by the provisions of this Section 7 and makes the representations to the Company contained in Section 4 hereof or (ii) its partners as part of a distribution of all or part of the Securities (in each case the "Transferee", and together with the Purchasers, the "Holders"), such Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Holders or their plans of distribution. The Company agrees, in case of such sale, transfer or distribution (to the extent made in accordance with Section 7.1), to promptly file one or more post-effective amendments to the Registration Statement or a supplement to the related Prospectus, naming each Transferee as a Selling Shareholder in accordance with the provisions of the Securities Act.

               (b) Except in the event that paragraph (c) below applies, the Company shall (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to the purchasers of Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide each Holder copies of any documents filed pursuant to Section 7.4(b)(i); and (iii) inform each Holder that the Company has complied with its obligations in Section 7.4(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify each Holder to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify each Holder pursuant to Section 7.4(b)(i) hereof when the amendment has become effective).

               (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) the Company determines in good faith that offers and sales pursuant to the Registration Statement should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a Registration Statement or related Prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable, then the Company shall deliver a certificate in writing to each Holder (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, such Holder will refrain from selling any Securities pursuant to the Registration Statement (a "Suspension") until such Holder's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to each Holder. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to such Holder, such Holder shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.4(c).

               (d) Notwithstanding the foregoing paragraphs of this Section 7.4, no Holder shall be prohibited from selling Securities under the Registration Statement as a result of Suspensions on more than three occasions of not more than 30 days each in any twelve month period unless, in the good faith judgment of the Board of Directors, upon the written opinion of counsel, the sale of Securities under the Registration Statement in reliance on this paragraph 7.4(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

               (e) Provided that a Suspension is not then in effect, each Holder may sell Securities under the Registration Statement, provided that it arranges for delivery of a current

Prospectus to the transferee of such Securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to such Holder and to supply copies to any other parties requiring such Prospectuses.

               (f) Each Holder acknowledges and agrees that the Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

               (g) In the event of a sale of Securities by any Holder pursuant to the Registration Statement, such Holder shall deliver to the Company's transfer agent an appropriate notification of the sale, so that the Securities may be properly transferred.

               7.5. Company Registration.

               (a) If the Company shall determine to register any of its equity securities either for its own account or for the account of other stockholders at any time prior to the effectiveness of the Registration Statement, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a SEC Rule 145 transaction or (iii) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Securities registration as a result of a demand made by a holder having a contractual right, the Company will:

               (i) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

               (ii) if so requested by the Holders of at least 51% or more of the Securities (on an as-converted, as exercised basis), include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Securities specified in a written request or requests made by the Holders within fifteen
(15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 7.5(b) below. Such written request may specify all or a part of the Holders' Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 7.5 in connection with a distribution of Securities to its partners, the registration shall provide for the resale by such partners, if requested by such Holder.

               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 7.5(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 7.5 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 7.5, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities, including the Securities, of the Company held by stockholders of the Company (other than securities held by holders who by contractual right demanded such registration and securities to be offered by the Company) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares permits additional shares to be included in the registration and underwriting, each of the Holders and other holders requesting to have their shares included in such registration will have the right to include such shares in such registration (allocated pro rata among such Holders and holders on the basis of the relative number of shares requested to be registered by such Holders and holders up to the permitted amount). If any of the Holders or any officer, director or other stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding the foregoing, if at any time after giving written notice referred to above, and prior to the effective date of the applicable registration statement filed in connection therewith, the Company determines for any reason not to proceed with the proposed registration statement, the Company may, at its election, give written notice of such determination to the Holders that have elected to have their Securities included in such registration and thereupon will be relieved of its obligations to register such Securities in connection with such registration.

               7.6. Indemnification.

               (a) For the purpose of this Section 7.6:

               (i) the term "Selling Stockholder" shall include each Holder and any Affiliate of such Holder; and

               (ii) the term "Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in
Section 7.1.

               (b) The Company agrees to indemnify and hold harmless each Selling Stockholder and its officers, directors, partners, employees and agents and each underwriter of Securities, if any, and each person who controls any such underwriter from and against any losses, claims, damages or liabilities to which such Person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 7.4 hereof respecting sale of the Securities or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

               (c) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company (and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, each of its officers, directors, employees and agents from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director, employee, agent or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by a Selling Stockholder to comply with the covenants and agreements contained in Section 7.4 hereof respecting the sale of the Securities, or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of any Selling Stockholder specifically for use in preparation of the Registration Statement, and each Selling Stockholder, severally and not jointly, will reimburse the Company (or such officer, director, employee, agent or controlling person), as the case may be, for any legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the obligation of each Selling Stockholder to indemnify the Company (or such officer, director, employee, agent or controlling person) shall be limited to the net amount received by such Selling Stockholder from the sale of its Securities.

               (d) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.6, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 7.6 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 7.6. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

               (e) If the indemnification provided for in this Section 7.6 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and any Purchaser, as well as any other Selling Shareholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or any Purchaser or other Selling Shareholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Purchasers and other Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net amount received by such Selling Stockholder from the sale of the Securities to which such loss relates exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue statement (except in the event of fraud by such Selling Stockholder). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Stockholder's obligations in this subsection to contribute shall be in proportion to the respective sale of Securities of such Selling Stockholder and shall not be joint with any other Selling Shareholders.

               (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.6, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.6 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.6, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.6 and further agree not to attempt to assert any such defense.

               7.7. Termination of Conditions and Obligations. The conditions precedent imposed by this Section 7 upon the transferability of the Securities shall cease and terminate as to any particular number of the Securities when such Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Securities or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

               7.8. Information Available. So long as the Registration Statement is effective covering the resale of Securities owned by each Holder, the Company will furnish to each Holder, upon the reasonable request of such Holder, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and upon the reasonable request of any Purchaser, the President or the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with such Purchaser or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Securities and will otherwise cooperate with any Holder's conducting an investigation for the purpose of reducing or eliminating such Holder exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to any holder or meet at its headquarters with any Purchaser until and unless such Holder or Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

               7.9. Delay of Registration. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to this Section 7 as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

               8. Termination.

               8.1. Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Initial Closing (a) by mutual consent of the Company and the Purchasers, or
(b) by either party hereto if the Initial Closing shall not have occurred on or prior to December 31, 2002.

               8.2. Effect of Termination. In the event of termination pursuant to Section 8.1 hereof, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or the Purchasers, or their directors, officers, agents or stockholders, with respect to this Agreement, except for the (i) liability of a party for expenses pursuant to Section 9.9 hereof and (ii) liability for any breach of this Agreement.

               9. Miscellaneous Provisions.

               9.1. Public Statements or Releases. Neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 9.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or the rules of any national securities exchange, provided such party, to the extent practicable, provides the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

               9.2. Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

               9.3. Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

               9.4. Notices.

               (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

               (b) All correspondence to the Company shall be addressed as follows:

                      Proxim Corporation
                      935 Stewart Drive
                      Sunnyvale, CA  94085
                      Attention:  Chief Financial Officer

                      Facsimile:  (408) 731-3680

               (c) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in EXHIBIT A.

               (d) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

               9.5. Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

               9.6. Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

               9.7. Governing Law; Injunctive Relief.

               (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

               (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New York, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

               9.8. Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

               9.9. Expenses. The Company shall pay the documented fees and expenses incurred by Warburg in connection with the transactions contemplated hereby including, without limitation, legal, consulting and accounting fees ("Transaction Fees"); provided, however, that the Company shall not be obligated to pay Transaction Fees in excess of $250,000. Payments due pursuant to this
Section 9.9 will be made at the Initial Closing, in the event the Initial Closing occurs, or if the Initial Closing does not occur then upon termination of this Agreement, and in any event, any remaining payments will be made not later than 30 days after a bill for such fees and expenses has been sent by Warburg to the Company.

               9.10. Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other parties, provided, however, that Warburg shall have the right to assign and transfer all or a portion of its rights and obligations under this Agreement to one or more of its Affiliates. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the Company.

               9.11. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument

               9.12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and Purchasers beneficially holding in the aggregate at least a majority of the Shares issued or to be issued pursuant to this Agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                                    PROXIM CORPORATION

                                    By: /s/ DAVID KING
                                        -----------------------------
                                       Name:
                                       Title:

                                    PURCHASERS:

                                    WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                    By:  WARBURG, PINCUS & CO.,
                                            its General Partner

                                    By: /s/ HENRY KRESSEL
                                        -----------------------------
                                        Name: Henry Kressel
                                        Title: Senior Managing Director


                                    BROADVIEW CAPITAL PARTNERS L.P.

                                    By:  Broadview Capital Partners Management
                                           LLC its General Partner

                                    By: /s/ STEVEN D. BROOKS
                                        -----------------------------
                                        Name:  Steven D. Brooks
                                        Title:  Managing Director

                                    BROADVIEW CAPITAL PARTNERS QUALIFIED
                                    PURCHASER FUND L.P.

                                    By: Broadview Capital Partners Management
                                          LLC its General Partner

                                    By: /s/ STEVEN D. BROOKS
                                        -----------------------------
                                        Name:  Steven D. Brooks
                                        Title:  Managing Director



                [Signature Page to Securities Purchase Agreement]

                                                                       EXHIBIT B

THE SECURITIES REPRESENTED BY THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.


                       SENIOR CONVERTIBLE PROMISSORY NOTE


$____________                                                  ___________, 2002


                FOR VALUE RECEIVED, Proxim Corporation, a Delaware corporation (the "Maker"), hereby unconditionally promises to pay to the order of __________________ (the "Holder" or the "Lender"), having an address at
____________________, at such address or at such other place as may be designated in writing by the Holder, or its permitted assigns, the original aggregate principal sum of ______________ ($________.00), together with interest on the unpaid principal balance of this Note outstanding at a rate per annum equal to ten percent (10%) (computed on the basis of the actual number of days elapsed in a 365-day year) compounded semi-annually and shall continue on the outstanding principal until this Note is converted or paid in full. All payments of principal and interest by the Maker under this Note shall be made in cash in immediately available funds.

                From and after the Maturity Date, every amount due and owing under this Note shall bear interest at an annual rate of twelve percent (12%) (the "Default Interest Rate"). Commencing after the Maturity Date, any accrued but unpaid interest on this Note shall be payable on demand and shall accrue until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment). In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the Holder as a payment of principal.

        1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

                "Certificate of Designation" shall mean the Maker's Certificate of Designations, Preferences and Rights of the Preferred Stock.

                "Change of Control" shall have the meaning ascribed to such term in the Certificate of Designation.

                "Conversion Date" shall mean the date on which the stockholders of the Maker approve the Proposal, whether at the Special Meeting or otherwise.

                "Maturity Date" shall mean (i) the date on which any Event of Default shall have occurred and be continuing or (ii) the earlier of (a) any date, occurring at least 120 days after the Negative Vote Date, on which the Holder shall have demanded payment of this Note and (b) December 31, 2002.

                "Negative Vote Date" shall mean the date on which the Maker's stockholders reject or fail to approve for any reason the Proposal at the Special Meeting.

                "Preferred Stock" shall mean the shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Maker.

                "Proposal" shall mean the proposal to be submitted to the stockholders of the Maker at the Special Meeting to approve the issuance of the Preferred Stock (as defined in the Purchase Agreement) upon conversion of the Notes and the issuance of the Warrants to be issued at the Second Closing (as defined in the Purchase Agreement) in accordance with the terms of the Purchase Agreement.

                "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of June 16, 2002, between the Maker and the other parties named therein.

                "Special Meeting" shall mean the special meeting of stockholders of the Maker to be called by the Maker for the sole purpose of approving the Proposal.

        2. Securities Purchase Agreement. This Senior Convertible Promissory Note (this "Note") is one of the several promissory notes of the Maker (the "Notes") referred to in the Purchase Agreement. The Note is subject to the terms and conditions of the Purchase Agreement. The Note is transferable and assignable to any person to whom such transfer is permissible under applicable law. The Maker agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance satisfactory to the Maker, the Maker also agrees to issue a replacement Note if the Note is lost, stolen, mutilated or destroyed.

        3. Conversion.

                (a) On the Conversion Date, all outstanding principal on this Note shall immediately and automatically be converted into such number of shares of Preferred Stock as shall be equal to the quotient obtained by dividing the aggregate outstanding principal balance then outstanding on this Note on the Conversion Date by $25.00. In the event this Note is so converted, the Maker shall pay the Holder on the Conversion Date an amount in cash equal to 20% of the accrued but unpaid interest as of such date and the Holder shall forfeit any remaining accrued but unpaid interest effective upon such conversion. All shares of Preferred Stock issued upon conversion of this Note shall be entitled to all accretion from the Original Issuance Date (as defined in the Certificate of Designation), as provided in Section 4 of the Certificate of Designation.

                (b) If at the time of conversion of this Note into shares of Preferred Stock there are insufficient authorized shares of Preferred Stock to permit conversion of this Note in full, then the Maker shall take all corporate action necessary to authorize a sufficient number of shares of Preferred Stock to permit such conversion in full. No fractional shares of the Preferred Stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Maker will pay to the Holder in cash the amount of the unconverted principal balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Maker or any transfer agent of the Maker. At its expense, the Maker will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note and payment of interest and for fractional shares as provided above, the Maker will be forever released from all of its payment obligations and liabilities under this Note with regard to that portion of the principal amount being converted.

        4. Payments. This Note may be prepaid in whole or in part at any time or from time to time without premium or penalty after the earlier of the Negative Vote Date and December 31, 2002. Any voluntary or mandatory prepayment of this Note shall be applied first to the payment of interest accrued and unpaid on this Note and second to the payment of principal. All payments by the Maker under this Note shall be made without set-off, defense or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The principal balance and all accrued but unpaid interest on this Note shall be paid in full on the Maturity Date.

        5. Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

        6. Negative Covenants. Without the prior written consent of the holders of a majority in principal amount of the Notes then outstanding, the Maker shall not, and will not permit any of its subsidiaries to (a) incur any indebtedness for money borrowed, other than (i) indebtedness under the Notes, (ii) indebtedness not in excess of $20 million in principal amount outstanding (including without limitation under any existing lines of credit as of the date of this Note) at any time and (iii) indebtedness the net proceeds of which are used to repay the Notes in their entirety, (b) grant any liens, pledges or encumbrances (collectively, "Liens") on any of its assets or permit any Liens to exist other than (i) statutory liens or mechanics liens or non-consensual liens that do not materially impair the value of the assets and (ii) Liens granted to secure indebtedness permitted under clause (a) above, (c) sell any material assets for consideration in excess of $10 million in the aggregate other than sales of inventory in the ordinary course of the Maker's business or (d) pay or declare any dividend or distribution (other than dividends or distributions by wholly owned subsidiaries of the Maker to the Maker).

        7. Event of Default.

                (a) The Maker agrees that: (i) upon the failure to pay when due the principal balance and accrued interest hereunder; (ii) if the Maker (1) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness, (2) makes any assignment for the benefit of creditors or a composition or similar arrangement with such creditors, or (3) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets; (iii) upon the commencement against the Maker of any involuntary proceeding of the kind described in paragraph (ii); (iv) upon the acceleration of any other indebtedness of the Company for borrowed money in excess of $1,000,000; (v) upon the rendering of a judgment or judgments involving an amount in excess of $1,000,000 and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; (vi) if the Maker breaches
Section 5.6 of the Purchase Agreement; (vii) if Maker breaches Section 6 of this Note; (viii) upon a Change of Control; (ix) if prior to the Special Meeting, the Maker shall issue, or agree to issue, in a transaction exempt from registration under the Act shares of Common Stock, or Common Stock equivalents, in an amount in excess of 15% of the shares of Common Stock then outstanding; or (x) if the Maker's Board of Directors withdraws or adversely modifies its recommendation relating to the Proposal in accordance with Section 5.6 of the Purchase Agreement (any of (i) through (x), an "Event of Default"), all unpaid principal and accrued interest under this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind.

                (b) Upon the occurrence and continuance of an Event of Default, the Holder shall have all the rights and remedies under the Uniform Commercial Code of the State of New York.

        8. Amendment. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Maker expressly referring to this Note and setting forth the provision so excluded, modified or amended.

        9. Costs. If action is instituted to collect on this Note, the Maker promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

        10. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

        11. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

        12. Transferability. This Note may not be transferred by the Holder except in accordance with Section 7 of the Purchase Agreement.




                  [Remainder of Page Intentionally Left Blank]

                This Note shall be binding upon the successors or assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.



                                            PROXIM CORPORATION



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT C

        CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A
                CONVERTIBLE PREFERRED STOCK OF PROXIM CORPORATION


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

            The undersigned, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the authority expressly vested in the Board of Directors of Proxim Corporation, a Delaware corporation (the "CORPORATION"), by the Corporation's Certificate of Incorporation, the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") has duly provided for the issuance of and created a series of Preferred Stock (the "PREFERRED STOCK") of the Corporation, par value $.01 per share, and in order to fix the designation and amount and the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock, has duly adopted this Certificate of Designations, Preferences and Rights of Preferred Stock (the "CERTIFICATE").

            Each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

            1. NUMBER OF SHARES AND DESIGNATION. 3,000,000 shares of Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK"). The number of shares of Series A Preferred Stock may be increased (to the extent of the Corporation's authorized and unissued Preferred Stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase or decrease, as the case may be, with the Secretary of State of the State of Delaware.

            2. RANK. The Series A Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to the Common Stock (as defined below), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the "JUNIOR SECURITIES"), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the "PARITY SECURITIES"), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the "SENIOR SECURITIES"). The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities or Senior Securities, as the case may be.

            3. DIVIDENDS.

            (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends on the terms described below:

                  (i) Holders of shares of Series A Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends and distributions paid (whether in the form of cash, stock or otherwise) on the shares of Common Stock as if immediately prior to each record date for the Common Stock, shares of Series A Preferred Stock then outstanding were converted into shares of Common Stock (in the manner described in Section 7); provided, however, that the holders of shares of Series A Preferred Stock shall not be entitled to participate in such dividend or distribution if an adjustment to the Conversion Price (as defined below) shall be required with respect to such dividends or distributions pursuant to Section 7(c) hereof; and

                  (ii) In addition to any dividends paid pursuant to Section 3(a)(i), in respect of each semi-annual period beginning with the semi-annual period commencing ________ __, 2005 [Day after the third anniversary of Original Issuance Date], the Corporation shall pay a dividend on each share of Series A Preferred Stock at an annual rate equal to 8% (compounded semi-annually) of the Liquidation Value (as defined below) then in effect; such dividends shall be paid, at the Corporation's option, in cash or in shares of Common Stock, which shares of Common Stock shall be valued at the volume weighted average closing price of the Common Stock on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is then traded for the 10 trading days prior to period ending on the relevant Dividend Payment Record Date (as defined below).

Dividends payable pursuant to Section 3(a)(i) shall be payable on the same date that such dividends are payable to holders of shares of Common Stock. Dividends payable pursuant to Section 3(a)(ii) shall be payable semi-annually in arrears on _____________ __ and _____________ __ of each year (unless such day is not a Business Day (as defined below), in which event such dividends shall be payable on the next succeeding Business Day) (each such payment date being a "DIVIDEND PAYMENT DATE" and the period from the day after the third anniversary of the Original Issue Date (as defined below) until the first Dividend Payment Date and each such semi-annual period thereafter being a "DIVIDEND PERIOD"). The amount of dividends payable on the Series A Preferred Stock for any period shorter or longer than a full Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months. As used herein, the term "BUSINESS DAY" means any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in the City of New York.

            (b) Each dividend shall be payable to the holders of record of shares of Series A Preferred Stock as they appear on the stock records of the Corporation at the close of business on such record dates (each, a "DIVIDEND PAYMENT RECORD DATE"), which shall be not more than 60 days nor less than 10 days preceding the Dividend Payment Date thereof, as shall be fixed by the Board of Directors.

            (c) From and after the time, if any, as the Corporation fails to pay to the holder of any shares of Series A Preferred Stock, on the date specified for redemption in accordance with Section 5 or on the date specified for repurchase in accordance with Section 6, the redemption price calculated pursuant to Section 5 or the Change of Control Price (as defined below) after such holder has delivered notice to the Corporation pursuant to Section 6 of its intention to exercise its repurchase rights under Section 6, (i) no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock expressly required and made for purposes of any employee incentive or benefit plans or arrangements of the Corporation or any subsidiary of the Corporation or the payment of cash in lieu of fractional shares in connection therewith) for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith) and (ii) the Corporation shall not, directly or indirectly, make any payment on account of any purchase, redemption, retirement or other acquisition of any Parity Securities (other than for consideration payable solely in Junior Securities or the payment of cash in lieu of fractional shares in connection therewith); provided, however, that this Section 3(c) shall not be applicable at any time that (A) the Corporation has paid, in accordance with Section 5, the redemption price to each holder of Series A Preferred Stock or (B) the Corporation has paid, in accordance with Section 6, the Change of Control Price (as defined below) to each holder that has exercised its repurchase right pursuant to
Section 6.

            4. LIQUIDATION PREFERENCE.

                  (a) The initial liquidation preference for the shares of Series A Preferred Stock shall be $25.00 per share, which amount shall accrete from the Original Issue Date (as defined below) until the third anniversary of the Original Issue Date at an annual rate of 8%, compounded semi-annually, computed on the basis of a 360 day year of twelve 30-day months (such accreted amount being the "LIQUIDATION VALUE"). Notwithstanding the foregoing, in the event of a Change in Control (as defined below) that occurs within three years after the Original Issue Date, the Liquidation Value upon such Change in Control shall be increased by the amount, if any, by which (i) the amount of the Liquidation Value had it fully accreted from the date of the Change of Control through the third anniversary of the Original Issuance Date exceeds (ii) the Liquidation Value in effect prior to the adjustment pursuant to this Section 4(a).

            (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive the greater of (i) the Liquidation Value of such shares in effect on the date of such liquidation, dissolution or winding up, plus an amount equal to (A) the unrecognized accretion, if any, from the end of the most recent semi-annual period ending ___________ __ or ___________ __ up to but not including the date of such liquidation, dissolution or winding up and (B) after the third anniversary of the Original Issuance Date, the dividends accrued and unpaid thereon, whether or not declared, up to but not including the date of such liquidation, dissolution or winding up or (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of Series A Preferred Stock into shares of Common Stock (pursuant to, and at a conversion rate described in, Section 7).

            (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock (i) shall not be entitled to receive the Liquidation Value of such shares until payment in full or provision has been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Securities, and (ii) shall be entitled to receive the Liquidation Value of such shares before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities. Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Value payable to the holders of shares of Series A Preferred Stock and the liquidation preference payable to the holders of any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Securities ratably in accordance with the Liquidation Value for the Series A Preferred Stock and the liquidation preference for the Parity Securities, respectively.

            (d) Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

            5. REDEMPTION; PROCEDURES FOR REDEMPTION.

            (a) On _________ __, 2007 [five years from Original Issuance Date], the Corporation shall redeem all outstanding shares of Series A Preferred Stock, if any, at a cash redemption price equal to the Liquidation Value in effect on the Redemption Date (as defined below), plus an amount equal to the dividends accrued and unpaid thereon, whether or not declared, up to but not including the Redemption Date (such amount being referred to herein as the "REDEMPTION PRICE"). In the event that the Corporation does not pay the Redemption Price on the Redemption Date, the Redemption Price shall be calculated as if the Redemption Date were the later of the Redemption Date and the date on which such payment is made. If the Corporation is unable at the Redemption Date to redeem any or all shares of Series A Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws. In the event of any redemption of only a part of the then outstanding Series A Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series A Preferred Stock held on the date of notice of redemption).

            (b) In the event of a redemption of shares of Series A Preferred Stock pursuant to Section 5(a), notice of such redemption shall be given by the Corporation, by first class mail, postage prepaid, mailed not less than 15 days nor more than 45 days prior to the Redemption Date, to each holder of Series A Preferred Stock at the address appearing in the Corporation's records. Such notice shall state: (i) the date on which the holder is to surrender to the Corporation the certificates for any shares to be redeemed (such date, or if such date is not a Business Day, the first Business Day thereafter, the "REDEMPTION DATE") and (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder (such notice being referred to as the "REDEMPTION NOTICE"). On or prior to the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender his, her or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or deemed to be outstanding for any purpose whatsoever.

            (c) Except as provided in Section 5(a), the Corporation shall have no right to redeem the shares of Series A Preferred Stock. Any shares of Series A Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

            6. CHANGE OF CONTROL; PROCEDURES UPON CHANGE OF CONTROL.

            (a) If the Company undergoes a Change of Control that is a Qualifying Change of Control, the Corporation shall have the right to require each holder to convert its shares of Series A Preferred Stock into Common Stock pursuant to the provisions of Section 7(a)(iv); provided, that in the event of a Change of Control the Corporation may, at its option, reduce the Conversion Price appropriately in order to effect a Qualifying Change of Control (as defined below). In the event that the Corporation undergoes a Change of Control that is not a Qualifying Change of Control (the date of such occurrence being a "CHANGE OF CONTROL DATE"), the Corporation shall be required to make an offer (the "CHANGE OF CONTROL OFFER") to each holder of shares of Series A Preferred Stock to repurchase such holder's shares of Series A Preferred Stock, in whole or in part, at such holder's option, at a cash redemption price (the "CHANGE OF CONTROL PRICE") equal to 101% of the Liquidation Value in effect on the Change of Control Repurchase Date (as defined below) (after taking into account any adjustment thereto pursuant to Section 4(a)), plus an amount equal to (i) the unrecognized accretion, if any, from the end of the immediately preceding semi-annual period ending

___________ __ or ______________ __ to but not including the Change of Control Repurchase Date and (ii) any dividends accrued and unpaid thereon, whether or not declared, up to but not including the Change of Control Repurchase Date.

            (b) The Corporation shall send notice to each holder of Series A Preferred Stock of the Change of Control Offer within 30 days of the Change of Control Date, which notice shall specify the date on which the Change of Control Offer shall be consummated (the "CHANGE OF CONTROL REPURCHASE DATE"). The Change of Control Repurchase Date shall be no more than 60 days after the Change of Control Date. Any holder wishing to submit its shares of Series A Preferred Stock for repurchase pursuant to a Change of Control Offer shall submit its certificates representing any such shares to be repurchased to the Corporation for repurchase no later than the third Business Day immediately preceding the Change of Control Repurchase Date.

            (c) Upon surrender in accordance with the notice of the Change of Control Offer of the certificates for any shares to be repurchased, such shares shall be repurchased by the Corporation on the Change of Control Repurchase Date at the Change of Control Price. In case fewer than all the shares represented by any such certificate are to be repurchased, a new certificate shall be issued representing the unpurchased shares without cost to the holder thereof.

            7. CONVERSION.

            (a) Right to Convert; Mandatory Conversion.

                  (i) Subject to the provisions of this Section 7, each holder of shares of Series A Preferred Stock shall have the right, at any time and from time to time after the Stockholders Vote (as defined below), at such holder's option, to convert any or all of such holder's shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the conversion price equal to the initial conversion price (as defined below) per share of Common Stock, subject to adjustment as described in Section 7(c) (as adjusted, the "CONVERSION PRICE"). The number of shares of Common Stock into which a share of the Series A Preferred Stock shall be convertible (calculated as to each conversion to the nearest 1/100th of a share) shall be determined by dividing the Liquidation Value in effect at the time of conversion by the Conversion Price in effect at the time of conversion. The "INITIAL CONVERSION PRICE" shall be $3.0559 per share.

                  (ii) From and after the second anniversary of the Original Issue Date, subject to the provisions of this Section 7, the Corporation shall have the right to require the holder of shares of Series A Preferred Stock, from time to time, at the Corporation's option, to convert any or all of such holder's shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect; provided, that the Market Price (as defined below) of the Common Stock has exceeded 250% of the Conversion Price then in effect for the 30 consecutive trading days prior to the Corporation's delivery of the notice required by
Section 7(b)(i)(B).

                  (iii) From and after the third anniversary of the Original Issue Date, subject to the provisions of this Section 7, the Corporation shall have the right to require the holder of shares of Series A Preferred Stock, from time to time, at the Corporation's option, to convert any or all of such holder's shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect; provided, that the Market Price of the Common Stock has exceeded 200% of the Conversion Price then in effect for the 30 consecutive trading days prior to the Corporation's delivery of the notice required by Section 7(b)(i)(B).

                  (iv) From and after the fourth anniversary of the Original Issue Date, subject to the provisions of this Section 7, the Corporation shall have the right to require the holder of shares of Series A Preferred Stock, from time to time, at the Corporation's option, to convert any or all of such holder's shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect; provided that the Market Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for the 30 consecutive trading days prior to the Corporation's delivery of the notice required by Section 7(b)(i)(B).

                  (v) Upon the occurrence of a Qualifying Change of Control, subject to the provisions of this Section 7, the Corporation shall have the right to require the holders of shares of Series A Preferred Stock, at the Corporation's option, to convert any or all of such holder's shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect , such that such holders shall receive the As-Converted Consideration in such Qualifying Change of Control.

            (b) Mechanics of Conversion.

                  (i) A holder of shares of Series A Preferred Stock or the Corporation, as the case may be, that elects to exercise its conversion rights pursuant to Section 7(a) shall provide notice to the other party as follows:

                  (A) Holder's Notice and Surrender. To exercise its conversion right pursuant to Section 7(a)(i), the holder of shares of Series A Preferred Stock to be converted shall surrender the certificate or certificates representing such shares at the office of the Corporation (or any transfer agent of the Corporation previously designated by the Corporation to the holders of Series A Preferred Stock for this purpose) with a written notice of election to convert, completed and signed, specifying the number of shares to be converted.

                  (B) Corporation's Notice. To exercise its conversion right pursuant to Section 7(a)(ii), 7(a)(iii) or 7(a)(iv), the Corporation shall deliver written notice to such holder, at least 10 days and no more than 60 days prior to the Conversion Date (as defined below), specifying: (i) the number of shares of Series A Preferred Stock to be converted and, if fewer than all the shares held by such holder are to be converted, the number of shares to be held by such holder; (ii) the Conversion Date; (iii) the number of shares of Common Stock to be issued in respect of each share of Series A Preferred Stock that is converted; (iv) the place or places where certificates for such shares are to be surrendered for issuance of certificates representing shares of Common Stock; and (v) that any accretion dividends on the shares to be converted will cease to accrue on such Conversion Date.

Unless the shares issuable upon conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 7(b)(vi). As promptly as practicable after the surrender by the holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares and a check payable in an amount corresponding to any fractional interest in a share of Common Stock as provided in Section 7(b)(vii).

                  (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on (x) in the case of conversion pursuant to Section 7(a)(i), the first Business Day on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid or (y) in the case of conversion pursuant to Section 7(a)(ii), 7(a)(iii) or 7(a)(iv), the date specified as the Conversion Date in the Corporation's notice of conversion delivered to each holder pursuant to Section 7(b)(i)(B) (in each case, the "CONVERSION DATE"). At such time on the Conversion Date:

                  (A) the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time; and

                  (B) such shares of Series A Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares (x) in the event of conversion pursuant to Section 7(a)(i), surrendered for conversion and (y) in the event of conversion pursuant to
Section 7(a)(ii), 7(a)(iii) or 7(a)(iv), covered by the Corporation's notice of conversion, shall immediately terminate except the right to receive the Common Stock, payment of any accrued and unpaid dividends on shares of Series A Preferred Stock until the Conversion Date and other amounts payable pursuant to this Section 7.

All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will, upon delivery, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the holder or taxes in respect of any transfer occurring contemporaneously therewith).

                  (iii) Holders of shares of Series A Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such Dividend Payment Date. A holder of shares of Series A Preferred Stock on a Dividend Payment Record Date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on before the corresponding Dividend Payment Date will receive the dividend payable by the

Corporation on such shares of Series A Preferred Stock if and when paid, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion.

                  (iv) The Corporation will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversions of the Series A Preferred Stock, the aggregate number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock. The Corporation will procure, at its sole expense, the listing of the shares of Common Stock, subject to issuance or notice of issuance on the principal domestic stock exchange or inter-dealer quotation system on which the Common Stock is then listed or traded. The Corporation will take all commercially reasonable action as may be necessary to ensure that the shares of Common Stock may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed or traded.

                  (v) Issuances of certificates for shares of Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holder of shares of Series A Preferred Stock for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith or as a result of the holder being a non-U.S. person) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (vi) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the Conversion Date.

                  (vii) If fewer than all of the outstanding shares of Series A Preferred Stock are to be converted pursuant to Section 7(a)(ii), 7(a)(iii) or 7(a)(iv), the shares shall be converted on a pro rata basis (according to the number of shares of Series A Preferred Stock held by each holder, with any fractional shares rounded to the nearest whole share or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors).

                  (viii) Notwithstanding anything to the contrary in this Certificate, if a notice of conversion has been given by the Corporation pursuant to Section 7(b)(ii) and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the Business Day preceding the Conversion Date, give written notice to the Corporation pursuant to Section 6 as to the repurchase of any or all of the shares to be converted held by the holder that would otherwise be converted on such Conversion Date, then such conversion shall not become effective as to such shares to be repurchased and such shares shall be repurchased as provided in Section 6.

            (c) Adjustments to Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

                  (i) Common Stock Issued at Less than Conversion Price. If after the Original Issuance Date the Corporation issues or sells any Common Stock (including any securities exercisable, exchangeable or convertible into Common Stock) other than Excluded Stock (as defined below) without consideration or for consideration per share (as determined below) less than the Conversion Price in effect as of the date of such issuance or sale, the Conversion Price in effect immediately prior to each such issuance or sale will immediately be reduced to the price determined by multiplying (A) the Conversion Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which the numerator shall be the sum of (1) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale plus (2) the number of additional shares of Common Stock that the aggregate consideration received by the Corporation for the number of shares of Common Stock (or the number of shares of Common Stock issuable upon exercise, exchange or conversion) so issued or sold would purchase at the Conversion Price per share of Common Stock (or the number of shares of Common Stock issuable upon exercise, exchange or conversion) so issued or sold would purchase at the Conversion Price per share of Common Stock in effect on the last trading day immediately preceding such issuance or sale, and of which the denominator shall be the sum of (3) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale, plus (4) the number of additional shares of Common Stock (or the number of shares of Common Stock issuable upon exercise, exchange or conversion) so issued. For the purposes of any adjustment of the Conversion Price pursuant to this Section 7(c), the following provisions shall be applicable:

                  (A) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (B) In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

                  (C) In the case of the issuance of (I) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (II) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                        (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 7(c)(i) (A) and (B), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                        (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 7(c)(i) (A) and (B), if any, to be received by the Corporation upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                        (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                        (4) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

                        (5) if the Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

                  (ii) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (A) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the Outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by multiplying the Conversion Price at which the shares of Series A Preferred Stock were theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock Outstanding immediately following such action.

                  (iii) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (A) of shares of any class or of any Person (as defined below) other than shares of Common Stock or (B) of evidence of indebtedness of the Corporation or any Subsidiary (as defined below) or (C) of assets (excluding Ordinary Cash Dividends (as defined below), and dividends or distributions referred to in Section 7(c)(ii)), or (D) of rights or warrants (excluding any rights or warrants referred to in Section 7(c)(i)), in each such case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by multiplying (1) the Conversion Price in effect immediately prior thereto by (2) a fraction, the numerator of which shall be the Market Price per share of Common Stock on such record date less the then fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive) as of such record date of the shares, assets, evidences of indebtedness, rights or warrants so paid with respect to one share of Common Stock, and the denominator of which shall be the Market Price per share of Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) so paid with respect to one share of Common Stock is equal to or greater than the Market Price per share of Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series A Preferred Stock shall have the right to receive the amount and kind of shares, assets, evidences of indebtedness, rights or warrants such holder would have received had such holder converted each such share of Series A Preferred Stock immediately prior to record date for such distribution. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price that would then be in effect if such record date had not been fixed.

                  (iv) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 7(c)(ii)), lawful provision shall be made as part of the terms of such Business Combination or reclassification whereby the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon the Business Combination or reclassification by a holder of the number of shares of Common Stock of the Corporation into which a share of Series A Preferred Stock would have been convertible immediately prior to the Business Combination or reclassification. The Corporation, the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent documents to establish such rights and to ensure that the dividend, voting and other rights of the holders of Series A Preferred Stock established herein are unchanged, except as permitted by Section 9 or as required by applicable law, rule or regulation. The certificate or articles of incorporation or other constituent documents shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. Notwithstanding the provisions of this Section 7(c)(iv), in the event of a Business Combination that also constitutes a Change of Control, the provisions of Section 6 (and, the case of a Qualifying Change of Control, Section 7(a)(iv)) shall apply to such Business Combination and the provisions of this Section 7(c)(iv) shall not apply.

                  (v) Successive Adjustments. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Sections 7(c)(i), (ii), (iii) and (iv) shall occur.

                  (vi) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 7(c) shall be made to the nearest one-tenth (1/10th) of a cent. No adjustment in the Conversion Price is required if the amount of such adjustment would be less than $0.01; provided, however, that any adjustments which by reason of this Section 7(c)(vi) are not required to be made will be carried forward and given effect in any subsequent adjustment.

                  (vii) Adjustment for Unspecified Actions. If the Corporation takes any action affecting the Common Stock, other than action described in this
Section 7(c), which in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of shares of Series A Preferred Stock, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board of Directors may determine in good faith to be equitable in the circumstances; provided, however, that in no event shall adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 7(c), except in the case of a combination of shares of a type contemplated in
Section 7(c)(ii), and then in no event to an amount more than the Conversion Price as adjusted pursuant to Section 7(c)(ii). Failure of the Board of Directors to provide for any such adjustment prior to the effective date of any such action by the Corporation affecting the Common Stock will be evidence that the Board of Directors has determined that it is equitable to make no adjustments in the circumstances.

                  (viii) Voluntary Adjustment by the Corporation. The Corporation may at its option, at any time during the term of the Series A Preferred Stock, reduce the then current Conversion Price to any amount deemed appropriate by the Board of Directors; provided, however, that if the Corporation elects to make such adjustment, such adjustment will remain in effect for at least a 15-day period, after which time the Corporation may, at its option, reinstate the Conversion Price in effect prior to such reduction, subject to any interim adjustments pursuant to this Section 7(c).

                  (ix) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in this Section 7(c), the Corporation shall forthwith file, at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series A Preferred Stock at the address appearing in the Corporation's records.

                  (x) Notices. In the event that the Corporation shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in this Section 7(c) (but only if the action of the type described in this Section 7(c) would result in an adjustment in the Conversion Price or a change in the type of securities or property to be delivered upon conversion of the Series A Preferred Stock), the Corporation shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least 10 days prior to such record date, give notice to the holder of shares of Series A Preferred Stock, in the manner set forth in Section 7(c)(ix), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of the Series A Preferred Stock. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (xi) Purchase Rights. If at any time or from to time after the Original Issuance Date, the Corporation shall grant, issue or sell any (I) options, warrants or other rights to purchase or acquire Common Stock (other than Excluded Stock), (II) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock) or options, warrants or other rights to purchase or acquire such convertible or exchangeable securities or (III) rights to purchase property (collectively, the "PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock and such grants, issuance or sales do not result in an adjustment of the Conversion Price under Section 7(c), then each holder of Series A Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under
Section 7(c)(x)) and upon the terms applicable to such Purchase Rights either:

                  (A) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Series A Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series A Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Series A Preferred Stock specifically to request delivery of such rights; or

                  (B) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common

Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

                  (xii) Miscellaneous. Except as provided in Section 7(c), no adjustment in respect of any dividends or other payments or distributions made to holders of Series A Preferred Stock of securities issuable upon the conversion of the Series A Preferred Stock will be made during the term of the Series A Preferred Stock or upon the conversion of the Series A Preferred Stock. In addition, notwithstanding any of the foregoing, no such adjustment will be made for the issuance or exercise of the Warrants (as defined below).

            8. STATUS OF SHARES. All shares of Series A Preferred Stock that are at any time redeemed pursuant to Section 5, repurchased pursuant to Section 6 or converted pursuant to Section 7 and all shares of Series A Preferred Stock that are otherwise reacquired by the Corporation shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.

            9. VOTING RIGHTS.

            (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 9 or as otherwise provided by law.

            (b) Upon the earliest to occur of (I) the Stockholders Vote, (II) the time the Corporation receives confirmation from the NASD, Inc. (which confirmation shall be reasonably satisfactory to the Corporation) that the holders of the shares of Series A Preferred Stock would be permitted to vote such shares as provided in this paragraph (b) or (III) December 31, 2002, the holders of the shares of Series A Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock (voting together with the holders of Common Stock as one class), (ii) shall be entitled to a number of votes equal to the number of votes to which shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date (provided that, solely for purposes of determining the number of shares of Common Stock issuable upon conversion of Series A Preferred Stock for this
Section 9(b), no adjustments to the Conversion Price pursuant to Section 7(c) (other than any adjustments made pursuant to Section 7(c)(ii)) that would make the Conversion Price less than $2.18) shall be taken into account) and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the certificate of incorporation and bylaws of the Corporation. Notwithstanding the foregoing, the holders of the shares of Series A Preferred Stock shall not be entitled to vote in connection with the Stockholders Vote unless approved by the NASD, Inc.

            (c) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a single class:

                  (i) amend, alter or repeal any provision of the Corporation's certificate of incorporation (by merger or otherwise) or bylaws so as to adversely affect the preferences, rights or powers of the Series A Preferred Stock; provided that any such amendment, alteration or repeal to create, authorize or issue any Junior Securities, or any security convertible into, or exchangeable or exercisable for, shares of Junior Securities, shall not be deemed to have any such adverse effect;

                  (ii) create, authorize or issue any Senior Securities or Parity Securities, or any security convertible into, or exchangeable or exercisable for, shares of Senior Securities or Parity Securities;

                  (iii) repurchase or redeem any of its equity securities or rights to acquire equity securities (other an from an employee, director or consultant following the termination of employment or service with the Corporation of such Person); or

                  (iv) declare or pay any dividend on the Common Stock;

provided that no such consent or vote of the holders of Series A Preferred Stock shall be required if at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such securities is to be made, as the case may be, all shares of Series A Preferred Stock at the time outstanding shall have been called for redemption by the Corporation or submitted for repurchase by the holders thereof in accordance with Section 5 or
Section 6, as the case may be, and the funds necessary for such redemption or repurchase shall have been set aside.

            (d) The consent or votes required in Section 9(c) shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation's certificate of incorporation or bylaws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in Section 9(b).

            (e) After the time of the Stockholders Vote and for as long as Warburg Pincus Private Equity VIII, L.P. and its Affiliates (collectively, "WARBURG") Beneficially Owns at least twenty-five percent (25%) of the shares of the Series A Preferred Stock issued to Warburg pursuant to the Purchase Agreement (including as owned and outstanding for this purpose shares of Common Stock issuable upon conversion of shares of the Series A Preferred Stock and exercise of the Warrants issued to Warburg thereunder), Warburg shall have the exclusive right to appoint one (1) director (hereinafter referred to as the "WARBURG DIRECTOR") to the Corporation's Board of Directors. The Warburg Director shall be duly appointed in accordance with the Corporation's bylaws, Certificate of Incorporation and the General Corporation Law of Delaware. Each Warburg Director so elected shall serve for a term of three years as a Class II Director (as designated in the Corporation's Certificate of Incorporation) and until his or her successor is elected and qualified. For so long as such membership does not conflict with any applicable law or regulation or listing requirement of the Nasdaq National Market (as determined in good faith by the Board of Directors of the Corporation), the Warburg Director shall serve as a member of the Audit Committee, Compensation Committee and each other principal committee of the Board of Directors. Any vacancy in the position of a Warburg Director may be filled only by Warburg. The Warburg Director may, during his or her term of office, be removed at any time, with or without cause, by and only by Warburg, at a special meeting called for such purpose or by written consent of Warburg. Any vacancy created by such removal may also be filled at such meeting or by such consent.

            10. DEFINITIONS.

            Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

            "Affiliate" means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (and correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

            "Beneficially Own" or "Beneficial Ownership" is defined in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights.

            "Business Combination" means (a) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Corporation with any Person or (b) the sale, assignment, conveyance, transfer, lease or other disposition by the Corporation of all or substantially all of its assets.

            "Capital Stock" means (a) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and
(b) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

            "Change in Control" shall mean the happening of any of the following events:

            (a) The acquisition by any Person of Beneficial Ownership of 50% or more of either (i) the then-outstanding shares of Common Stock (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any company that is an Affiliate of the Corporation or (B) any acquisition by any corporation pursuant to a transaction that complies with
(c)(i) and (c)(ii) in this definition; or

            (b) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

            (c) Consummation of a Business Combination, in each case, unless, following such Business Combination, (i) all or substantially all of the Persons that were the Beneficial Owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, and (ii) no Person (excluding any Person resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation; or

            (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

            "Common Stock" means the Class A Common Stock of the Corporation, par value $.01 per share.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

            "Excluded Stock" means (a) shares of Common Stock issued by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock, in each case which is subject to the provisions of Section 7(c)(ii), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 7(c)(i)(C)), (b) the issuance of shares of Common Stock in any Qualified Public Offering, (c) the issuance of shares of Common Stock (including upon exercise of options, warrants or other securities) to directors, advisors, employees or consultants of the Corporation pursuant to a stock option plan, restricted stock plan or other agreement approved by the Board of Directors, (d) the issuance of shares of Common Stock in connection with acquisitions of assets or securities of another Person, (e) the issuance of shares of Common Stock upon exercise of the Series A Preferred Stock and the Warrants and (f) the issuance of any Warrants issued after the date hereof.

            "Market Price" means, with respect to a particular security, on any given day, the average of the highest and lowest reported sale prices regular way or, in case no such reported sales takes place on such day, the average of the highest asked and lowest bid prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (a) the average of the highest and lowest sale prices for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock

Market, or (b) if such security is so traded, but not so quoted, the average of the highest reported asked and lowest reported bid prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (c) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the highest asked and lowest bid prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

            "Ordinary Cash Dividends" means any cash dividend or cash distribution which, when combined on a per share of Common Stock basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the Dividend Payment Record Date of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in Section 7(c) and excluding (i) cash dividends or cash distributions that resulted in an adjustment to the Conversion Price, (ii) cash dividends paid on the Common Stock in which the Preferred Stock participates, and (iii) cash dividends or cash distributions paid on the Series A Preferred Stock), does not exceed 15% of the Market Price of a share of Common Stock on the trading day immediately preceding the date of declaration of such dividend or distribution.

            "Original Issue Date" means the date upon which the initial shares of Series A Preferred Stock were originally issued by the Corporation.

            "Outstanding" means, at any time, the number of shares of Common Stock then outstanding calculated on a fully diluted basis, assuming the exercise, exchange or conversion into Common Stock of all outstanding securities exercisable, exchangeable or convertible into shares of Common Stock (whether or not then exercisable, exchangeable or convertible).

            "Person" means an individual, corporation, partnership, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act).

            "Purchase Agreement" means the Purchase Agreement, dated as of June 16, 2002, among the Corporation and the purchasers named therein, including all schedules and exhibits thereto.

            "Stockholders Vote" means the vote of the stockholders of the Corporation contemplated by Section 5.6 of the Purchase Agreement.

            "Qualifying Change of Control" means a Change of Control following the consummation of which the value of the consideration (in the form of cash or liquid securities) that would be received upon conversion of one share of Series A Preferred Stock (the "As-Converted Consideration") would equal or exceed 110% of the Liquidation Value then in effect (after taking into account any increase in the Liquidation Value as a result of such Change in Control) (the "Value Threshold"); provided, that a Change of Control will also constitute a Qualifying Change of Control if the Corporation, at its option, reduces the Conversion Price then in effect in order to make the As-Converted Consideration equal or exceed the Value Threshold.

            "Qualified Public Offering" means a public or private offering of the shares of Common Stock pursuant to an effective registration statement, pursuant to which the gross proceeds to the Corporation are not less than $20,000,000.

            "Subsidiary" of a Person means (a) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (b) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

            "Warrants" means collectively the warrants which are issuable to the purchasers named in the Purchase Agreement pursuant to the Purchase Agreement.

            11. NO OTHER RIGHTS.

            The shares of Series A Preferred Stock shall not have any relative, optional or other special rights and powers except as set forth herein or as may be required by law.

            This Certificate shall become effective at _____ p.m. Eastern Standard Time on _________________ __, 2002.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged by its undersigned duly authorized officer this __________________ day of _____, 2002.

                                             PROXIM CORPORATION


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT D

                                 FORM OF WARRANT

            THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS, AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THEY PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

                                     WARRANT

No. _____                                                      ________ __, 2002

           TO PURCHASE SHARES OF CLASS A COMMON STOCK, PAR VALUE $.01
                        PER SHARE, OF PROXIM CORPORATION

            1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

            "Affiliate" means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (and correlative terms "controlling," "controlled by" and other "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

            "Board" means the Board of Directors of the Company.

            "Business Combination" means (a) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (b) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

            "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

            "Capital Stock" means (a) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (b) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

            "Certificate of Designation" means the Certificate of Designations, Preferences and Rights relating to the Preferred Stock filed with the Secretary of State of Delaware on ___________ __, 2002.

            "Common Stock" means the Company's Class A Common Stock, par value $.01 per share.

            "Company" means Proxim Corporation, a Delaware corporation.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

            "Excluded Stock" means (a) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock, in each case which is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 13(A) (iii)), (b) the issuance of shares of Common Stock in any Qualified Public Offering, (c) the issuance of shares of Common Stock (including upon exercise of options, warrants or other securities) to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other agreement approved by the Board, (d) the issuance of shares of Common Stock in connection with acquisitions of assets or securities of another Person (other than issuances to Affiliates of the Company), and (e) the issuance of shares of Common Stock upon conversion of the Preferred Stock and exercise of the Warrants.

            "Exercise Price" has the meaning given to it in Section 2(A).

            "Expiration Time" has the meaning given to it in Section 3.

            "Initial Conversion Price" shall have the meaning set forth in
Section 7 of the Certificate of Designation.

            "Market Price" means, with respect to a particular security, on any given day, the average of the highest and lowest reported sale prices regular way or, in case no such reported sales takes place on such day, the average of the highest asked and lowest bid prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (a) the average of the highest and lowest sale prices for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (b) if such security is so traded, but not so quoted, the average of the highest reported asked and lowest reported bid prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (c) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the highest asked and lowest bid prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board.

            "Ordinary Cash Dividends" means any cash dividend or cash distribution which, when combined on a per share of Common Stock basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in Section 13 and excluding (i) cash dividends or cash distributions that resulted in an adjustment to the Exercise Price, (ii) cash dividends paid on the Common Stock in which the Preferred Stock participates pursuant to
Section 3(a)(i) of the Certificate of Designation and (ii) cash dividends or cash distributions paid on the Preferred Stock), does not exceed 15% of the Market Price of a share of Common Stock on the trading day immediately preceding the date of declaration of such dividend or distribution.

            "Original Issue Date" means the date on which the Warrants of this Series were first issued.

            "Outstanding" means, at any time, the number of shares of Common Stock then outstanding calculated on a fully diluted basis, assuming the exercise, exchange or conversion into Common Stock of all securities exercisable, exchangeable or convertible into shares of Common Stock (whether or not then exercisable, exchangeable or convertible).

            "Qualified Public Offering" means a public or private offering of the shares of Common Stock pursuant to an effective registration statement, pursuant to which the gross proceeds to the Company are not less than $20,000,000.

            "Person" means an individual, corporation, partnership, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act).

            "Preferred Stock" means the Series A Convertible Preferred Stock of the Company or successor preferred stock as contemplated by the Certificate of Designation.

            "Purchase Agreement" means the Securities Purchase Agreement, dated as of June 16, 2002, among the Company and the purchasers named therein, including all schedules and exhibits thereto.

            "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

            "Shares" is defined in Section 2(A).

            "Subsidiary" of a Person means (a) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (b) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

            "Warrantholder" has the meaning given to it in Section 2(A).

            "Warrants" means collectively the warrants represented hereby (and by any instrument replacing, in whole or in part, this instrument) which were issued to the purchasers named in the Purchase Agreement pursuant to the Purchase Agreement.

            2. Number of Shares; Exercise Price.

            (A) This certifies that, for value received, ________ or its registered assigns (the "Warrantholder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole
or in part, up to an aggregate of                        fully paid and
nonassessable shares of Class A Common Stock, par value $.01 per share, (the "Shares") of the Company, at a per Share purchase price (the "Exercise Price") equal to $3.0559. The number and type of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to "Shares", "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

            3. Exercise Rights.

            (A) Exercise of Warrant; Term. The right to purchase the Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time or from time to time but in no event later than 11:59 p.m. New York City Time, on ___________ __, 2007 [Fifth anniversary of closing date] (the "Expiration Date"), by (a) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Sunnyvale, California (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (b) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one or a combination of the following manners:

                  (i) by tendering in cash, by certified or cashier's check or by wire transfer payable to the order of the Company; or

                  (ii) by having the Company withhold shares of Common Stock issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

            (B) Replacement of Warrant. If the exercising (or selling, as the case may be) Warrantholder does not exercise (or sell, as the case may be) this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, not exceeding five (5) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised (or sold, as the case may be).

            (C) Notwithstanding anything to the contrary contained herein, if the Holder shall have given the Company written notice or its intention to exercise this Warrant on or before

11:59 p.m., New York City time on the Expiration Date, the Holder may exercise this Warrant at any time through (and including) the Business Day next following the date that all applicable required regulatory holding periods have expired and all applicable required governmental approvals have been obtained in connection with such exercise of this Warrant.

            4. Issuance of Shares; Authorization; Listing. Subject to the next sentence, certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed five (5) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon issuance and payment therefor, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered (or deemed delivered upon a cashless exercise) to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will procure, at its sole expense, the listing of the Shares, subject to issuance or notice of issuance on the principal domestic stock exchange or inter-dealer quotation system on which the Common Stock is then listed or traded. The Company will take all commercially reasonable action as may be necessary to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

            5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price per share of Common Stock computed as of the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction of a Share.

            6. No Rights as Shareholders. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof.

            7. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Warrantholder or such designated Persons for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith or as a result of the holder being a non-U.S. person) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the Warrantholder or such designated Persons, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

            8. Transfer/Assignment. This Warrant and any rights hereunder are not transferable by the Warrantholder, in whole or in part, in the absence of any effective registration statement related to this Warrant or an opinion of counsel, satisfactory in form and substance to the Company, that such registration is not required under the Securities Act and any applicable state securities laws. Subject to compliance with the preceding sentence, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses, taxes (other than stock transfer taxes or taxes imposed because the transferee is a non-U.S. Person) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company. The restrictions imposed by the first sentence of this Section 8 shall terminate as to the Warrant (i) when such security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such security, except with respect to securities held following such disposition by Affiliates of the Company, or (ii) when, in the opinion of counsel for the Company, such restrictions are no longer required in order to achieve compliance with the Securities Act.

            9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder at the office or agency of the Company described in Section 3, for a new warrant or warrants of like tenor representing the right to purchase in the aggregate a like number of Shares. The Company shall maintain at the office or agency described in Section 3 a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

            10. Loss, Theft, Destruction or Mutilation of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company will issue and deliver in substitution for and upon cancellation of the mutilated Warrant, or in substitution for the Warrant lost, stolen or destroyed, a new warrant or warrants of like tenor and representing an equivalent right or interest, but only upon, in the case of a lost, stolen or destroyed certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction. If required by the Company, the Warrantholder shall furnish an indemnity bond sufficient to protect the Company from any out-of-pocket loss which it may suffer if a Warrant is replaced. The Company may charge the Warrantholder for its reasonable expenses in replacing a Warrant.

            11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a

Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

            12. Rule 144 Information. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as is described in Rule 144(c)(2) under the Securities Act). Upon the request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

            13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

            (A) Common Stock Issued at Less than Exercise Price. If the Company issues or sells any Common Stock (including any securities exercisable, exchangeable or convertible into Common Stock) other than Excluded Stock without consideration or for consideration per share (as determined below) less than the Exercise Price in effect as of the day of such issuance or sale, the Exercise Price in effect immediately prior to each such issuance or sale will immediately be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be the sum of (w) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale plus (x) the number of additional shares of Common Stock which the aggregate consideration received by the Company for the total number of such shares of Common Stock (or shares of Common Stock issuable upon exercise, exchange or conversion) so issued or sold would purchase at the Exercise Price in effect on the last trading day immediately preceding such issuance or sale, and (2) the denominator of which shall be the sum of (y) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale plus (z) the number of additional shares of Common Stock (or shares of Common Stock issuable upon exercise, exchange or conversion) so issued or sold. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing
(i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable:

                  (i) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (ii) In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board, provided, however, that such fair value as determined by the Board shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board authorizes the issuance of such shares.

                  (iii) In the case of the issuance of (a) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (b) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

            (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

            (b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

            (c) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price and the number of Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

            (d) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance thereof, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

            (e) if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

            (B) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by
(ii) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

            (C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock
(i) of shares of any class or of any Person other than shares of the Common Stock or (ii) of evidence of indebtedness of the Company or any Subsidiary or
(iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants, in each such case the number of Shares issuable upon exercise of this Warrant shall be multiplied by a fraction, the numerator of which is the Market Price per share of Common Stock on such record date and the denominator of which is the Market Price per share of Common Stock on such record date less the fair market value (as reasonably determined by the Board, whose good faith determination shall be conclusive) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed per share of Common Stock; such adjustment shall take effect on the record date for such distribution. In such event, the Exercise Price shall be multiplied by a fraction, the numerator of which is the number of Shares issuable upon the exercise of this Warrant before such adjustment, and the denominator of which is the new number of Shares issuable upon exercise of this Warrant determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, in the event that the fair market value (as determined above) of the shares or evidences of indebtedness or assets or rights or warrants to be so distributed with respect to one share of Common Stock is equal to or greater than the Market Price per share of Common Stock on such record date, then proper provision shall be made such that upon exercise of the Warrant, the holder shall receive the amount and kind of such shares, assets, evidences of indebtedness, rights or warrants such holders would have received had such holders exercised this Warrant immediately prior to such record date. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

            (D) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), this Warrant after the date of such Business Combination or reclassification will be exercisable solely for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination or reclassification, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

            (E) Successive Adjustments. Successive adjustments in the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made, without duplication, whenever any event specified in Sections 13(A), (B), (C) and (D) shall occur.

            (F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable is required if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, as the case may be; provided, however, that any adjustments which by reason of this Section 13(F) are not required to be made will be carried forward and given effect in any subsequent adjustment.

            (H) Adjustment for Unspecified Actions. If the Company takes any action affecting the Common Stock, other than action described in this Section 13, which in the opinion of the Board would materially adversely affect the exercise rights of the Warrantholders, the Exercise Price for the Warrants and/or the number of Shares received upon exercise of the

Warrant may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board may determine in good faith to be equitable in the circumstances; provided, however, that in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 13 except in the case of a combination of shares of a type contemplated in Section 13(B) and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 13(B). Failure of the Board to provide for any such adjustment prior to the effective date of any such action by the Company affecting the Common Stock will be evidence that the Board has determined that it is equitable to make no adjustments in the circumstances.

            (I) Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price or increase the number of Shares for which the Warrant may be exercised to any amount deemed appropriate by the Board; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 15-day period, after which time the Company may, at its option, reinstate the Exercise Price or number of Shares in effect prior to such reduction, subject to any interim adjustments pursuant to this Section 13.

            (J) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 13, the Company shall forthwith file, at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company's records.

            (K) Notices. In the event that the Company shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least 10 days prior to such record date, give notice to the Warrantholder, in the manner set forth in Section 13(J), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

            (L) Miscellaneous. Except as provided in Section 13, no adjustment in respect of any dividends or other payments or distributions made to Warrantholders of securities issuable upon exercise of Warrants will be made during the term of a Warrant or upon the exercise of a Warrant. In addition, notwithstanding any of the foregoing, no such adjustment will be made for the issuance or conversion of the Preferred Stock.

            (M) No Impairment. The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

            14. GOVERNING LAW. THIS WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS WARRANT SHALL CONSTITUTE A CONTRACT UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

            15. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

            16. Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

            17. Entire Agreement. This Warrant and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

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

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated:  ___________ __, 2002



                                             PROXIM CORPORATION

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                         (FORM OF NOTICE OF EXERCISE)(1)

                              Date: ______________

TO:  Proxim Corporation

RE:  Election to Subscribe for and Purchase Common Stock

            The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:
                                 ----------------------------------
Method of Payment of Exercise Price:
                                     ------------------------------
Name and Address of Person to be
Issued New Warrant:
                    -----------------------------------------------

                    -----------------------------------------------

                    -----------------------------------------------

                    -----------------------------------------------

Holder:
         -----------------------------------------------
By:
         -----------------------------------------------
Name:
         -----------------------------------------------
Title:
         -----------------------------------------------


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(1) Appropriate changes shall be made to form if cashless exercise is mandatory.